10(j)

                       ASSET PURCHASE AGREEMENT
                                BETWEEN
                       SHOWBIZ PIZZA TIME, INC.

                                  AND

                           MCBIZ CORPORATION
                      MCBIZ LIMITED PARTNERSHIP,
                   MCBIZ OF IOWA LIMITED PARTNERSHIP

             AND JOINED IN FOR CERTAIN LIMITED PURPOSES BY

                            BRYON SCHLOSSER
                           BRUCE CHRISTENSON
                           MICHAEL McPHERSON
                          SAUVAGE GAS COMPANY
                      SAUVAGE GAS SERVICES, INC.
                            BRUCE McPHERSON

                          September 16, 1996







                       ASSET PURCHASE AGREEMENT
                           TABLE OF CONTENTS

Section                                               Page
-------                                               ----

1.       Definitions......................................  2

2.       Basic Transaction................................  8
         a.   Purchase and Sale of Assets.................  8
         b.   Assumption of Liabilities...................  9
         c.   Purchase Price..............................  9
         d.   Preliminary Closing Schedule................ 10
         e.   Directed Payments........................... 10
         f.   Post-Closing Adjustment..................... 11
         g.   The Closing................................. 12
         h.   Deliveries at the Closing................... 12
         i.   Allocation.................................. 12
         j.   Proration................................... 12

3.       Representations and Warranties of Sellers and Principal
         Officer........................................... 13
         a.   Organization of Sellers...................... 13
         b.   Authorization of Transaction................. 13
         c.   Noncontravention............................. 13
         d.   Brokers' Fees................................ 14
         e.   Title to Assets.............................. 14
         f.   Real Property................................ 14
         g.   Financial Statements......................... 15
         h.   Material Adverse Change...................... 16
         i.   Legal Compliance............................. 17
         j.   Tax Matters.................................. 17
         k.   Intellectual Property........................ 18
         l.   Tangible Assets.............................. 18
         m.   Inventory.................................... 18
         n.   Contracts.................................... 18
         o.   Powers of Attorney........................... 19
         p.   Insurance.................................... 20
         q.   Litigation................................... 20
         r.   Employees.................................... 20
         s.   Employee Benefits............................ 21
         t.   Environment, Health and Safety............... 22
         u.   Books of Accounts............................ 22
         v.   United States Person......................... 23
         w.   Certain Owners............................... 23
         x.   Remodels..................................... 23
         y.   Disclosure................................... 23

4.       Representations and Warranties of the Buyer....... 23
         a.   Organization of Buyer........................ 23
         b.   Authorization of Transaction................. 23
         c.   Noncontravention............................. 24
         d.   Intellectual Property........................ 24
         e.   Brokers' Fees................................ 24
         f.   Employee Vacation............................ 24

5.       Pre-Closing Covenants............................. 24
         a.   General...................................... 24
         b.   Notices and Consents......................... 24
         c.   Operation of Business........................ 25
         d.   Preservation of Business..................... 26
         e.   Full Access.................................. 26
         f.   Notice of Developments....................... 26
         g.   Exclusivity.................................. 26
         h.   Environmental Reports........................ 27
         i.   McBiz LP Obligations Regarding Title......... 27
         j.   Renegotiation of Real Property Leases........ 29
         k.   Licenses, Permits and Qualifications......... 29
         l.   Encumbrances................................. 29
         m.   Assessments.................................. 29
         n.   Violations................................... 30
         o.   Modifications................................ 30
         p.   Fees and Expenses............................ 30

6.       Conditions to Obligation to Close................. 30
         a.   Conditions to Obligation of Buyer............ 30
         b.   Conditions to Obligations of Sellers......... 33

7.       Termination....................................... 34
         a.   Termination of Agreement..................... 34
         b.   Effect of Termination........................ 35
         c.   Specific Performance......................... 35

8.       Indemnification................................... 35
         a.   General Indemnification Obligation of Sellers,
              Principal Officer and the Owners............. 35
         b.   General Indemnification Obligation of Buyer.. 36
         c.   Method of Asserting Claims, Etc.............. 36
         d.   Guaranty..................................... 38
         e.   Limitation of Liability...................... 39
         f.   Payment...................................... 39
         g.   Arbitration.................................. 39
         h.   Other Rights and Remedies Not Affected....... 40
         i.   Bulk Sales Law............................... 40

9.       Survival of Representations and Warranties........ 40

10.      Actions After Closing............................. 41

11.      Miscellaneous Agreements Relating to the Conveyance of the
         Boise Property.................................... 42

12.      Miscellaneous..................................... 42

         Schedule 3(c)  Noncontravention
         Schedule 3(e)  Title to Assets
         Schedule 3(f)  Real Property
         Schedule 3(h)  Material Adverse Change
         Schedule 3(i)  Legal Compliance
         Schedule 3(l)  Tangible Assets
         Schedule 3(n)  Contracts
         Schedule 3(p)  Insurance
         Schedule 3(q)  Litigation
         Schedule 3(r)  Employees
         Schedule 3(s)  Employee Benefits
         Schedule 3(t)  Environment, Health and Safety


         Exhibit A Personal Property
         Exhibit B Assumed Contracts and Leases
         Exhibit C Licenses, Permits and Authorizations
         Exhibit D Prepaid Items
         Exhibit E Excluded Assets
         Exhibit F Leased Real Property
         Exhibit G Escrow Agreement
         Exhibit H Option Agreement
         Exhibit I Bill of Sale
         Exhibit J Assignment of Leases
         Exhibit K Assignment of Franchises
         Exhibit L [intentionally omitted]
         Exhibit M General Assignment
         Exhibit M-1  Assignment of Joint Venture Interest
         Exhibit N Allocation of Purchase Price
         Exhibit O Financial Statements
         Exhibit P Survey Requirements
         Exhibit Q Special Warranty Deed
         Exhibit R Affidavit
         Exhibit S Noncompetition Agreement





                    ASSET PURCHASE AGREEMENT
                    ------------------------


         This Asset Purchase Agreement ("Agreement"), dated as of September 16, 1996, is executed and entered into by and between McBiz Corporation, a Kansas corporation ("McBiz Corp."), McBiz Limited Partnership, a Kansas limited partnership ("McBiz LP"), McBiz of Iowa Limited Partnership, an Iowa limited partnership ("McBiz IA") (McBiz Corp., McBiz LP and McBiz IA are each sometimes referred to as a "Seller" and are collectively referred to herein as "Sellers"), ShowBiz Pizza Time, Inc., a Kansas corporation ("Buyer"), and joined in for certain limited purposes by Bryon Schlosser ("Principal Officer"), and each of Bruce Christenson, Michael McPherson, Bruce McPherson, Sauvage Gas Company, a Nevada corporation, and Sauvage Gas Services, Inc., a Nebraska corporation (each an "Owner" and collectively the "Owners").
         WHEREAS, Sellers are engaged in the operation of 20 Chuck E. Cheese's restaurants in ten states primarily in the Midwestern and Eastern United States (the "Business");

         WHEREAS, Buyer, Sellers, Principal Officer and the Owners desire to enter into a transaction in which Buyer will purchase
(i) substantially all of the assets of Sellers used in, or related to, the operation of 19 Chuck E. Cheese's restaurants operated by Sellers under franchise arrangements with Buyer (the "Franchise Restaurants"), and (ii) Seller's joint venture and franchise interest in a Chuck E. Cheese's restaurant located in Lancaster, Pennsylvania (the "Joint Venture Restaurant"), in return for cash and certain other consideration;

         WHEREAS, McBiz Corp. is the sole general partner of each of McBiz LP and McBiz IA and is authorized to act for and on behalf of such limited partnerships in all respects;

         WHEREAS, the Principal Officer and Owners own all of the issued and outstanding common stock of McBiz Corp. and, together with McBiz Corp., own one hundred percent (100%) of the partnership interests of each of McBiz LP and McBiz IA; and

         WHEREAS, in connection with the transactions contemplated by this Agreement, Buyer will enter into leases and other arrangements with certain entities owned or controlled by Principal Officer and Owners.

         THEREFORE, in consideration of the premises and the mutual promises herein made and in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows.

         1.  Definitions.
         ----------------

         "Accounts Receivable" means all accounts receivable and notes receivable, and credit card receipts and other evidence of indebtedness and rights to receive payment from any person owed to Sellers relating to the Business on the Closing Date.

         "Acquired Assets" means all rights, property and assets of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, of Sellers which are owned, held or used by Sellers in connection with the Business, wherever located and whether or not reflected in its books and records, other than Excluded Assets. The Acquired Assets shall include, without limitation, the following:

         (i) All Intellectual Property owned, held or used by Sellers in the Business, including, without limitation, any patents, trademarks, service marks, trade names, technologies, methods, formulations, data bases, trade secrets, know-how, franchises, licenses, business permits and certificates and customer lists owned, held or used by Sellers in the Business and all right, title and interest thereto and all information, files, records, data, plans and recorded information, including suppliers lists relating to the foregoing; provided that the names "McBiz Corporation," "McBiz," "McBiz Limited Partnership," "McBiz of Iowa Limited Partnership," "Ad Images, Ltd." and the other names, trademarks and logos identified on Exhibit E hereto shall not constitute Acquired Assets; and

         (ii) The Boise Property, together with all buildings, structures, installations, fixtures and other improvements appurtenant thereto or situated thereon and all other rights, interests and appurtenances of McBiz LP pertaining thereto; and

         (iii) All right, title and interest of Sellers in and to the Leased Real Property; and

         (iv) All machinery, equipment, computer hardware, improvements, furniture, furnishings, decorations, costumes, fixtures, games and other personal property, including, without limitation, the personal property listed on Exhibit A hereto, and such additional personal property owned by Sellers with respect to or for use in connection with the operation of the Business or located in or upon the Boise Property or any Leased Real Property on the Closing Date; provided that the computer software, hardware, office furniture, office equipment, telephones, supplies, fixtures, office decorations and other property listed on Exhibit E or owned by McBiz Corp. and located at (and for use at) the offices of McBiz Corp. at 2231 Wanamaker Road, Topeka, Kansas, shall not constitute Acquired Assets; and

         (v) All machinery, inventory and equipment in the hands of Sellers or in the hands of suppliers which Sellers are committed to purchase as of the Closing Date; and

         (vi) All contracts, personal property leases and other agreements to which Sellers are a party and which are designated by Buyer on Exhibit B attached hereto as assets it wishes to acquire (the "Assumed Contracts and Leases"); and

         (vii) All Inventory of Sellers but specifically excluding Excess Inventory; and

         (viii) All of the rights of Sellers in all government licenses, permits and authorizations (and applications for any of the foregoing) necessary for the operation of the Business, including the licenses, permits and authorizations listed on Exhibit C hereto, but specifically excluding licenses/permits in respect of the service of alcoholic beverages; and

         (ix) All prepaid items related to the Business that are transferable, including, without limitation, the prepaid items listed on Exhibit D;

         (x) The Acquired Assets shall not include (a) operating data and records of Sellers used in the Business; provided that, Buyer shall be permitted to review such data and records at any time during regular business hours and, at Buyer's expense, copy such data and records, which records shall be retained by Sellers for at least three (3) years after the Closing Date, (b) the assets listed on Exhibit E attached hereto, (c) any state or local income tax refunds or claims related to the operation of Sellers other than condemnation awards relating to the Boise Property or any Leased Real Property, (d) all casualty, liability or other insurance policies owned by or obtained on behalf of Sellers and any insurance claims or recoveries relating to the Excluded Assets (as defined below), (e) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books and other documents relating to the organization, maintenance and existence of Sellers; provided that Buyer shall be permitted to review and, at Buyer's expense, copy such books and records retained by Sellers,
         (f) Cash of Sellers other than cash drawers at the restaurants,
         (g) the Accounts Receivable, (h) assets other than those owned, held, or used by Sellers in connection with the Business to the extent specifically identified to Buyer in writing, (i) causes of action, judgments, claims and demands of whatever nature except those relating to the Acquired Assets or the Assumed Liabilities and (j) rights in and with respect to Employee Benefit Plans (collectively, the "Excluded Assets").

     "Assumed Liabilities" means (i) all contractual obligations of Sellers arising on or after the Closing Date as lessees under the leases for the Leased Real Property listed on Exhibit F attached hereto (the "Real Property Leases"), (ii) any obligations of Sellers under the agreements, contracts, leases, licenses and other arrangements included in the definition of Acquired Assets either
(A) to furnish goods and services on or after the Closing Date or
(B) to pay for goods and services that another party will furnish to it on or after the Closing Date, and (iii) any Liability for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any injury to restaurant patrons, employees or others while on the premises or arising out of the operations of the Joint Venture Restaurant as to which Buyer has agreed to indemnify McBiz LP pursuant to Section 13.3 of the Joint Venture Agreement; provided that, the Assumed Liabilities shall include only the foregoing and no other liabilities or obligations of Sellers, whether arising before, on or after the Closing Date. Specifically, Buyer shall not assume, and the term "Assumed Liabilities" shall not include, any liabilities, obligations, losses, claims, demands, suits, actions, damages, costs, expenses or commitments of Sellers, including, without limitation, the following:

                  (i) Any Liability or similar claim ("Liability Claim") for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any injury to restaurant patrons, employees of Sellers or others while on the Boise Property or any Leased Real Property, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or products sold by or on behalf of Sellers prior to the Closing Date, including, without limitation, any claim relating to any slip and fall or any product delivered in connection with the performance of such services and any claim seeking recovery for consequential damage, lost revenue or income; or

                 (ii) Any Liability for injury to person or property, regardless of when made or asserted, which arises out of or is based upon any injury to restaurant patrons, employees or others while on the premises or arising out of the operations of the Joint Venture Restaurant as to which McBiz LP has agreed to indemnify Buyer pursuant to
     Section 13.2 of the Joint Venture Agreement; or

                (iii) Any federal, state or local income or other Tax payable with respect to the business, assets, properties or operations of Sellers; or

                 (iv) Any Liability under the Real Property Leases for accruals of rent (whether based upon a percentage of sales of the business operated at the location or otherwise) covered by such leases and which occurred prior to the Closing Date; or

                  (v) Any Liability or obligation under or in connection with the Excluded Assets, including, without limitation, any Liability or obligation relating to the real property or the lease for the real property located at 2231 Wanamaker Road, Topeka, Kansas 66614; or

                 (vi) Any Liability or obligation in connection with Trade Accounts Payable; or

                (vii) Any obligation of Sellers to indemnify any Person by reason of the fact that such Person was a director, officer, employee or agent of any Seller or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity
     (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement or otherwise); or

               (viii) Any Liability to present or former employees or independent contractors of any Seller, whether or not employed by Buyer after the Closing, including any claims for accrued bonuses, severance pay upon termination of their employment by such Seller as contemplated herein and any employee related health claims relating to employment by such Seller up to and including the Closing Date.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any specified consequence.

     "Boise Property" means that certain real property located at 6255 Fairview Avenue, Boise, Idaho.

     "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

     "Closing" has the meaning set forth in Section 2(g) below.

     "Closing Date" has the meaning set forth in Section 2(g) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Employee Benefit Plan" means any (a) Employee Welfare Benefit Plan as defined in ERISA Sec. 3(l), (b) Employee Pension Benefit Plan as defined in ERISA Sec. 3(2), or (c) other material benefit plan or program (including, but not limited to, Code Sec. 125 cafeteria plans, employment agreements, bonus programs and severance agreements).

     "Environmental, Health and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976 and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes into air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

     "Escrow Agent" means the escrow agent appointed pursuant to the Escrow Agreement.

     "Escrow Agreement" means the Escrow Agreement in the form attached hereto as Exhibit G.

     "Excess Inventory" means inventories of Sellers, including, without limitation, food and beverage, paper goods, merchandise and the like, determined by Buyer, in the reasonable exercise of its discretion, to be not reasonably necessary in the ordinary course of business.

     "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

     "Financial Statements" has the meaning set forth in Section 3(g) below.

     "Franchise Restaurants" shall mean the Chuck E. Cheese's restaurants, identified on Schedule 3(f).

     "GAAP" means generally accepted accounting principles as in effect from time to time, as consistently applied.

     "Intellectual Property" means (a) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (b) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (c) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (d) all computer software (including data and related documentation but excluding any software which is licensed to any Seller and nontransferable), (e) all other proprietary rights and
(f) all copies and tangible embodiments thereof (in whatever form or medium).

     "Inventory" means all inventories of Sellers with respect to or for use in connection with the operations of the Business, whether located in or upon the Boise Property or the Leased Real Property, including without limitation, all on hand inventory of food and beverage, paper goods, merchandise and the like but excluding Excess Inventory.

     "Joint Venture Agreement" shall mean that certain McBiz/ShowBiz Joint Venture Agreement dated December 17, 1993, by and between
McBiz LP and Buyer.

     "Joint Venture Restaurant" shall mean the Chuck E. Cheese's restaurant located at 2020 Fruitville Pike, Lancaster, Pennsylvania.

     "Knowledge" or "to the Knowledge of Sellers and Principal
Officer" means actual knowledge of Principal Officer and the directors, officers and partners of Sellers, Sauvage Gas Company, Sauvage Gas Services, Inc., or any of them.

     "Leased Real Property" means the real property listed on Exhibit F which is leased to Seller pursuant to the Real Property
Leases.

     "Liability" means any liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due), including any liability for Taxes.

     "Material Adverse Change" means a change or a breach which causes a material adverse change to the operations or prospects of the Business, or results in a significant diminution in value of the Acquired Assets taken as a whole.

     "Most Recent Balance Sheet" means the balance sheet contained within the Financial Statements.

     "Multiemployer Plan" has the meaning set forth in ERISA Sec.
3(37).

     "Option Agreement" means the agreement pursuant to which Buyer has the option to purchase the Optioned Property in the form attached hereto as Exhibit H.

     "Optioned Property" means the real property Buyer has an option to purchase pursuant to the Option Agreement.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Person" means an individual, partnership, corporation, an association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof).

     "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

     "Purchase Price" has the meaning set forth in Section 2 below.

     "Remodel Costs" means the actual cost incurred by Sellers in connection with the remodelling of a Franchise Restaurant, exclusive of capitalized overhead.

     "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest, rights of first refusal, options to purchase, easements or licenses other than liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings and purchase money liens and liens securing rental payments under capital lease arrangements.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Trade Accounts Payable" means all trade payables of Sellers arising in the Ordinary Course of Business and related to the operations of Sellers or any of them.

          2.  Basic Transaction.
          ----------------------

          a. Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Sellers, and Sellers agree to sell, transfer convey and deliver to Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this Section 2.

          b. Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of Sellers of any kind or nature whatsoever not specifically included within the definition of Assumed Liabilities.

          c. Purchase Price. Buyer shall, in addition to assuming the Assumed Liabilities, pay to Sellers for the purchase by Buyer of the Acquired Assets, an amount equal to the sum of (i) $2,562,500, plus (ii) $1,231,385.70 in respect of Remodel Costs incurred by Sellers in the remodel of the Wilmington, Delaware; Greenville, South Carolina; and Davenport, Iowa, Franchise Restaurants, plus (iii) the Inventory and cash drawers of the restaurants, and any prepaid rent (including common area maintenance charges or rents provided for under leases except percentage rents) to the extent reflected on the Preliminary Closing Schedule (as defined below) as of the Closing Date and (iv) minus the sum of the following items which shall be set forth in the amended Preliminary Closing Schedule (as defined below) delivered at the Closing (1) accrued liabilities and obligations of Sellers as of the Closing Date relating to vacation and holiday pay as to any employee of Sellers who is employed by Buyer from and after the Closing Date, (2) franchise and royalty fees payable to Buyer as of the Closing Date, (3) association fees or dues arising under franchise agreements that are unpaid as of the Closing Date, including in respect of the advertising, entertainment, media and international association funds, and (4) all other receivables and amounts due to Buyer, including, without limitation, under cooperative advertising agreements as of the Closing Date (the "Purchase Price"). The Purchase Price shall be paid or delivered at the Closing as follows:

               (A) $250,000 shall be deposited by Buyer with the Escrow Agent to hold such funds in accordance with this Agreement and the Escrow Agreement;

               (B) An amount equal to Directed Payments (as defined herein) made at Closing shall be applied as contemplated by Section 2(e) below;

               (C) An amount equal to the outstanding principal and interest owed to Commerce Bank and Trust
                    $607,737.07 shall be delivered to American Title Company by wire transfer of immediately available federal funds in satisfaction of such indebtedness; and

               (D) The remainder of the Purchase Price shall be delivered to Bank IV Kansas, N.A. by wire transfer of immediately available federal funds and applied as follows: (i) $910,632.99 shall be applied in satisfaction of indebtedness owed to Bank IV Kansas, N.A. by Sellers; (ii) $175,000.00 shall be transferred to a trust account at Bank IV Kansas, N.A. established by Newbery & Ungerer, and applied to the satisfaction of certain claims liabilities; and (iii) the remainder shall be applied by Sellers to the payment of Undischarged Liabilities and for such other purposes as Sellers may direct.

          d. Preliminary Closing Schedule. On the fifth business day prior to the Closing, Sellers will deliver to Buyer a preliminary closing schedule (the "Preliminary Closing Schedule"). The Preliminary Closing Schedule will set forth a good faith estimate of cash drawers at the restaurants, and any prepaid rent (including common area maintenance charges or rents provided for under the leases except percentage rents) as of the close of business on the day preceding the Closing Date. The Preliminary Closing Schedule will reflect Inventory equal to the lesser of actual Inventory as of July 28, 1996 or Inventory based on a preliminary inventory count taken at the close of business on the day immediately preceding the delivery of the Preliminary Closing Schedule. The Preliminary Closing Schedule will also set forth certain liabilities and obligations of Sellers to the extent not performed, paid or discharged as of the date of preparation of the Preliminary Closing Schedule ("Undischarged Liabilities"). Undischarged Liabilities shall mean any Liability or obligation under Real Property Leases, any Liability or obligation in connection with Trade Accounts Payable and any Liability to present or former employees or independent contractors of any Seller to the extent they are to be employed by Buyer after the Closing (excluding any liability of any Seller relating to vacation pay and holiday pay). In addition, the Preliminary Closing Schedule shall reflect
(1) accrued liabilities and obligations of Sellers as of the Closing Date relating to vacation and holiday pay as to any employee of Sellers who is employed by Buyer from and after the Closing Date,
(2) franchise and royalty fees payable to Buyer as of the Closing Date, (3) association fees or dues arising under franchise agreements that are unpaid as of the Closing Date, including in respect of the advertising, entertainment, media and international association funds, and (4) all other receivables and amounts due to Buyer, including, without limitation, under cooperative advertising agreements as of the Closing Date. The Preliminary Closing Schedule shall be amended in connection with the Closing to update the information contained therein, including, without limitation, the Inventory and cash drawer count at the closing of business on the night preceding the Closing Date, to add Undischarged Liabilities not previously disclosed on the Preliminary Closing Schedule and to subtract Undischarged Liabilities previously disclosed on the Preliminary Closing Schedule that have been performed, paid or discharged by any Seller prior to the Closing Date.

          e. Directed Payments. Sellers shall be responsible for the payment, performance or discharge of any and all Undischarged Liabilities, whether or not reflected on the Preliminary Closing Schedule. In the event the Preliminary Closing Schedule reflects Undischarged Liabilities, Buyer shall have the right to pay (a "Directed Payment") for and on behalf of Sellers any or all of such Undischarged Liabilities at the Closing. Any amounts used to make such Directed Payments shall be deducted from the Purchase Price as contemplated by Section 2(c) above. Further, after the Closing, Buyer shall have the right, but not the obligation, to pay Undischarged Liabilities (or any of them) that are not reflected on the Preliminary Closing Schedule. Any such payments shall be made through the disbursement of Escrow Funds pursuant to the Escrow Agreement.

          f. Post-Closing Adjustment. Following the Closing, the Purchase Price shall be adjusted, if necessary, to credit Sellers for any payments made prior to the Closing necessary for the continued operation of the Franchise Restaurants after the Closing to the extent reasonably approved by Buyer after the Closing and to credit Buyer for any amounts due to Buyer from Sellers which were not satisfied at Closing to the extent Buyer demonstrates that such amounts are owed to Buyer. In addition, the Purchase Price shall be adjusted, if necessary, to credit Buyer with an amount equal to Sellers' pro rata portion of any electric, telephone and utility charges incurred at the restaurant locations to the extent not paid at Closing in accordance with Section 2(j) hereof and to credit Sellers with an amount equal to Buyer's pro rata portion of any electric, telephone and utility charges incurred at the restaurant locations to the extent not paid at Closing in accordance with Section 2(j) hereof. The Purchase Price shall also be adjusted, if necessary to reflect adjustments to the Preliminary Closing Schedule determined as hereinafter set forth.

          (i) If Buyer has any objections to the Preliminary Closing Schedule, it will deliver a detailed statement describing its objections to the Sellers as soon as reasonably practicable and in any event within thirty (30) calendar days after the Closing Date. Buyer and Sellers will use reasonable efforts to resolve any such objections themselves. If the parties do not reach a final resolution within thirty (30) calendar days after Sellers have received the statement of objections, however, the Dallas, Texas, office of Arthur Andersen & Company ("Arthur Andersen") shall resolve any remaining objections. The determination of Arthur Andersen shall be delivered within thirty (30) days after its receipt of the statement of objections, will be set forth in writing and will be conclusive and binding upon the parties, without right of appeal. Sellers will revise the Preliminary Closing Schedule as appropriate to reflect the resolution of any objections thereto pursuant to this Section 2(f)(i) hereof. The "Closing Schedule" shall mean the Preliminary Closing
     Schedule together with any revisions thereto pursuant to this
     Section 2(f)(i) hereof.

     (ii) In the event the parties submit any unresolved objections to Arthur Andersen for resolution as provided in Section 2(f)(i) above, Buyer will pay 50% and Sellers will pay 50% of the fees and expenses of Arthur Andersen.

     (iii) Sellers will make the work papers and back-up materials used in preparing the Preliminary Closing Schedule and the books, records and financial staff of Sellers, available to Buyer and its accountants and other representatives at reasonable times and upon reasonable notice at any time during (A) the review by Buyer of the Preliminary Closing Schedule and (B) the resolution by the parties of any objections thereto. Buyer shall be allowed to observe the Inventory and cash drawer counts to be reflected in the Preliminary Closing Schedule.

     (iv) Any adjustment to the Purchase Price shall be paid by disbursement of Escrow Funds pursuant to the Escrow Agreement.

          g. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Winstead Sechrest & Minick, P.C., 5400 Renaissance Tower, 1201 Elm Street, Dallas, Texas, at 9:00 a.m. local time on the latter to occur of (a) September 16, 1996, or (ii) the second business day after the satisfaction or waiver of all the closing conditions set forth in Section 6 of this Agreement (the "Closing Date"); provided, however, that the Closing Date shall be no later than September 30, 1996.

          h. Deliveries at the Closing. At the Closing, (i) Sellers will deliver to Buyer the various certificates, instruments and documents referred to in Section 6(a) below, (ii) Buyer will deliver to Sellers the various certificates, instruments and documents referred to in Section 6(b) below; (iii) Sellers will execute, acknowledge (if appropriate) and deliver to Buyer (A) a Bill of Sale in the form attached hereto as Exhibit I; (B) assignments of the Real Property Leases in the form attached hereto as Exhibit J, the Option Agreements in the form attached hereto as Exhibit H, the Assignments of Franchises in the form attached hereto as Exhibit K and General Assignment in the form attached hereto as Exhibit M, (C) the Assignment of Joint Venture Interest in the form attached hereto as Exhibit M-1, and (D) such other instruments of sale, transfer, conveyance and assignment as Buyer and its counsel may reasonably request; and (iv) Buyer will execute, acknowledge (if appropriate) and deliver to Sellers the Purchase Price by wire transfer of funds as specified in Section 2(c) above and such other instruments and documents as Sellers may reasonably request.

          i. Allocation. The parties agree to allocate the Purchase Price (and all other costs which may be capitalized) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Exhibit N.

          j. Proration. Real property and ad valorem taxes levied upon the Acquired Assets (including, without limitation, the Boise Property) for the calendar year in which the Closing occurs and electric, telephone and utility charges incurred at the restaurant locations operated by Sellers shall be prorated on the basis of the actual amount thereof, if known, and shall otherwise be prorated based upon the best available estimates of the amount of such taxes that will be due and payable, and Sellers shall pay to Buyer, in cash at the Closing, Sellers' pro rata portion of such amounts, with the result that Sellers shall pay for those amounts attributable to the period of time prior to Closing, Buyer shall pay for those amounts attributable to the period of time from and after Closing. The terms, provisions and agreements of this paragraph shall survive the Closing.


     3. Representations and Warranties of Sellers and Principal Officer. Each Seller and Principal Officer represents and warrants, jointly and severally, to Buyer that the statements contained in this
Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

          a. Organization of Sellers. McBiz Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. Each of McBiz LP and McBiz IA is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Seller is duly authorized to conduct business and is in good standing as a foreign corporation, or limited partnership, as the case may be, under the laws of each jurisdiction in which (i) it owns or leases real property or otherwise maintains an office or (ii) the nature of its business or activities makes such qualification necessary, except, with respect to clause (ii), where the failure to qualify would not result in a Material Adverse Change.

          b. Authorization of Transaction. Each Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, (i) the board of directors and, if required, shareholders, of McBiz Corp. have duly authorized the execution, delivery and performance of this Agreement by McBiz Corp. and
(ii) McBiz Corp., as the sole general partner of McBiz LP and McBiz IA, and, if and to the extent required, the limited partners of McBiz LP and McBiz IA have duly authorized the execution, delivery and performance of this Agreement by such limited partnerships. This Agreement constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and the discretion of the courts in granting or denying, equitable remedies.

          c. Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any provision of the charter or bylaws or partnership agreement, as the case may be, of any Seller so as to result in a Material Adverse Change, or violate any judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which any Seller is subject or violate in any material respect any constitution, statute, regulation, rule, injunction or (ii) except as set forth on Schedule 3(c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Sellers is a party or by which it is bound or to which any of its assets is subject so as to result in the imposition against any of Buyer's assets of a Security Interest. Neither McBiz Corp., McBiz LP, nor McBiz IA is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          d.  Brokers' Fees.  Neither McBiz Corp., McBiz LP, nor
McBiz IA has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          e. Title to Assets. Sellers have good and marketable title to, or a valid leasehold interest in, the properties and assets used in the Business, located on the Boise Property (if applicable) or any Leased Real Property, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests except as disclosed on Schedule 3(e), except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, Sellers have good and marketable title to all of the Acquired Assets, including, without limitation, all machinery, game machines, vending machines, and token dispensers and other equipment used in or located at the Boise Property or any Leased Real Property, free and clear of Security Interests or restriction on transfer except those Security Interests disclosed on Schedule 3(e).

          f.  Real Property.

          (i) McBiz LP has delivered to Buyer correct and complete copies of the real property deed(s) relating to the Boise
     Property.

          (ii) Each of McBiz LP and MRV/SGS joint venture has delivered to Buyer correct and complete copies of the real property deeds for the Optioned Real Property owned by it.

          (iii) Each Seller that is a lessee in respect of any Leased Real Property has delivered to Buyer a correct and complete copy of the Real Property Lease, including, without limitation, any Subordination, Non-Disturbance and Attornment Agreements, in respect thereof. Except for the lease for the real property at 2231 Wanamaker Road, Topeka, Kansas, Sellers have no leases relating to real property other than those relating to the Leased Real Property which have previously been delivered to Buyer.

          (iv)  With respect to the Boise Property and each Real
     Property Lease:

                   (A) the Boise Property and the premises covered by each Real Property Lease are currently zoned so as to allow Sellers to conduct the Business as presently conducted and to the Knowledge of Sellers and Principal Officer, there are no threatened changes in such zoning;

                   (B) there are no governmental or private regulations, orders, agreements or instruments restricting the use and operation of the Boise Property and the premises covered by each Real Property Lease for the conduct of the Business as it is currently being conducted;
                   (C) except as disclosed on Schedule 3(f), no Seller has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Boise Property or in any leasehold covered by a Real Property Lease;

                   (D) to the Knowledge of Sellers and Principal Officer and except as disclosed in Schedule 3(i), all facilities located on the Boise Property or leased under the Real Property Leases have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations;

                   (E) all facilities located on the Boise Property or leased under the Real Property Leases are supplied with utilities and other services necessary for the operation of said facilities after the Closing Date, have ample ingress and egress to and from public highways, streets and roads abutting such property, and there are no pending, or to the Knowledge of Sellers and Principal Officer, threatened condemnation, proceedings or other actions or events which would limit or otherwise threaten the provision of utilities or ingress, egress or access to the facilities;

                   (F) each Real Property Lease is legal, valid, binding, enforceable and is in full force and effect with no rights of setoff against future rents;

                   (G) subject to obtaining the landlord's consent, each Real Property Lease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby, except as such leases may be renegotiated through the cooperation of Buyer and Sellers; and

                   (H) there is no breach or default by any Seller under any Real Property Lease, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination modification or acceleration thereunder.


              g. Financial Statements. Attached to this Agreement as Exhibit O are true and correct copies of the following financial statements (the "Financial Statements"):

              (i) the unaudited balance sheets of each of McBiz Corp., McBiz LP and McBiz IA at December 31, 1995 and July 28, 1996; and

              (ii) the unaudited statements of profit and loss of each of McBiz Corp., McBiz LP and McBiz IA for the fiscal year ended December 31, 1995 and the seven (7) months ended July 28, 1996.

To the Knowledge of Sellers and Principal Officer, the Financial
Statements present fairly the financial position of each Seller at the dates specified therein. The Financial Statements have been prepared on a tax basis.

          (h) Material Adverse Change. Since December 31, 1995, except as disclosed on Schedule 3(h), there has not been any Material Adverse Change. Without limiting the generality of the foregoing, since that date, no Seller has:

          (i) except in the Ordinary Course of Business and except for sales of Excluded Assets made in accordance with Section 5(c) hereof, sold, leased, transferred or assigned any of its assets, tangible or intangible;

          (ii) except for agreements and contracts entered into in connection with the remodeling of the Wilmington, Delaware; Greenville, South Carolina; and Davenport, Iowa, Franchise Restaurants, entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) either involving the payment of more than $10,000 annually or outside the Ordinary Course of Business;

          (iii) imposed any Security Interest upon any of its assets, tangible or intangible, except as may be disclosed on
     Schedule 3(e);

          (iv) except for expenditures incurred in respect of the remodeling of the Wilmington, Delaware; Greenville, South Carolina; and Davenport, Iowa, Franchise Restaurants, made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the Ordinary Course of Business;

          (v) delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (vi) experienced any damage, destruction or loss (whether or not covered by insurance) to its property which resulted in a Material Adverse Change;

          (vii) entered into any employment contract or collective bargaining agreement, written or oral or modified the terms of any existing such contract or agreement;

          (viii) granted any increase in the base compensation of any of its officers or employees outside the Ordinary Course of Business;

          (ix) adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its officers or employees (or taken any such action with respect to any other Employee Benefit Plan);

          (x) made any other change in employment terms for any of its directors, officers, partners or employees outside the Ordinary Course of Business;

          (xi) suffered any Material Adverse Change and no Seller has any Knowledge of any threatened or prospective event or condition of any character whatsoever which could result in a Material
     Adverse Change; or

          (xii)  committed to do any of the foregoing.

          i. Legal Compliance. Except as disclosed on Schedule 3(i), each Seller has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any failure so to comply.

          j.  Tax Matters.

          (i) Each Seller has timely filed all Tax Returns known to be due. All such Tax Returns were correct and complete in all material respects. All Taxes shown as due on such Tax Returns, or for which Seller has received any notice, have been paid. No claim has ever been made by an authority in a jurisdiction where such Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of such Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) To the best Knowledge of Seller, and in compliance with any notices received from any tax authority or agency, Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee.

          (iii) Notwithstanding the foregoing and regardless of whether Sellers knew or should have known of obligations thereof, Sellers shall remain responsible for, and each Seller, Principal Officer and Owner agrees to indemnify Buyer, for any and all Taxes arising out of or attributable to any Seller's operation of the Business.

          k. Intellectual Property. No Seller has received at any time any charge, complaint, claim, demand or notice alleging that any Seller has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties (including any claim that such Seller must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Sellers and Principal Officer, no third party has, interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Sellers.

          l. Tangible Assets. Except as disclosed on Schedule 3(l), each Seller owns or leases all tangible assets used in the conduct of the Business as presently conducted. All machinery and equipment used by Sellers in the conduct of the Business is owned by Sellers, except for the machinery and equipment identified on Schedule 3(l). Except as disclosed on Schedule 3(l), each such tangible asset, has been maintained in accordance with normal industry practice and is in good operating condition and repair, subject to normal wear and tear.

          m. Inventory. The Inventory consists of food and beverage items, condiments, paper goods, merchandise and supplies, each of which is fit for the purpose for which it was procured and none of which is out of date, damaged or defective, subject only to the reserve for Inventory write down set forth on the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Sellers. The levels of Inventory currently maintained by Sellers are consistent with past custom and practice of Sellers.

          n. Contracts. Schedule 3(n) lists the following contracts and other agreements to which each Seller is a party:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $1,000 per annum;

          (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to such Seller or involve consideration in excess of $5,000;

          (iii) any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, in excess of $5,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v) any agreement concerning confidentiality or noncompetition;

          (vi)  any collective bargaining agreement;

          (vii) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis providing annual compensation in excess of $20,000 or providing severance benefits;

          (viii) any agreement under which it has advanced or loaned any amount of money to any of its directors, officers and employees outside the Ordinary Course of Business;

          (ix) any agreement under which the consequences of a default or termination could result in a Material Adverse Change;

          (x) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000; or

          (xi) any management, service, supply, maintenance or other agreement or understanding respecting the Boise Property or any premises covered by a Real Property Lease providing for payments in excess of $1,000 per annum.

Except for agreements as to which Buyer is a signatory and those agreements relating solely to Excluded Assets, each Seller has delivered to Buyer a correct and complete copy of each written agreement and any amendments thereto listed on Schedule 3(n) and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 3(n). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) except as disclosed on Schedule 3(n), the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) such Seller is not and, to the Knowledge of Sellers and Principal Officer, no other party to the agreement is in breach or default, and no event has occurred which with the giving of notice or lapse of time, or both, would constitute a breach or default or permit termination, modification or acceleration, under the agreement; and (D) such Seller has not and, to the Knowledge of Sellers and Principal Officer, no other party has repudiated any provision of the agreement.

              o. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Sellers or any of them.

              p. Insurance. Schedule 3(p) sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Sellers has been a party, a named insured or otherwise the beneficiary of coverage at any time within the past two years:

              (i) the name, address and telephone number of the agent through whom coverage was obtained;

              (ii) the name of the insurer, the name of the policyholder and the name of each covered insured;

              (iii) the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

              (iv) a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy as to which Sellers are indicated to be a party as of the date of this Agreement: (A) the policy is legal, valid, binding, enforceable and in full force and effect; (B) neither the insured nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute such a breach or default, or permit termination, modification or acceleration under the policy; and (C) no party to the policy has repudiated any provision thereof. Schedule 3(p) describes any self-insurance arrangements affecting Sellers.

              q. Litigation. Schedule 3(q) sets forth each instance in which a Seller (i) is subject to any outstanding injunction, judgment, order decree, ruling or charge or (ii) is a party or is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator, where the amount in controversy is in excess of $10,000.

              r. Employees. To the Knowledge of Sellers and Principal Officer, no district manager, general manager or other key operating employee has any plans to terminate employment with Sellers, and during the 12-month period preceding the date hereof, no Seller has experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. Except as set forth on
Schedule 3(r), no Seller has engaged in any patterns or practices which have resulted or may result in claims being filed against such Seller with the Equal Employment Opportunity Commission or any similar federal or state agency. The employees of each Seller with responsibility for employment matters do not have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of such Seller. Each Seller has complied in all material respects, with all laws and regulations relating to the employment of foreign individuals.

              s.  Employee Benefits.

              (i) Schedule 3(s) lists each Employee Benefit Plan maintained by each Seller or to which such Seller contributes or as to which Seller is obligated to contribute.

              (ii) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form (except with respect to certain changes to the form of such Employee Benefit Plans that according to the applicable government regulatory authority do not have to be implemented until a future date) and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

              (iii) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-l's, and Summary Plan Descriptions) known to be due have been filed or distributed in accordance with applicable laws and related regulations. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due will be paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice. All premiums or other payments for all periods ending on or before the Closing Date which are due have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

              (iv) No Seller (or any predecessor thereto) contributes to, has contributed to, and has ever been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal liability under Section 4201 of ERISA) under any Multiemployer Plan.

              (v) Except as set forth on Schedule 3(s), no Seller maintains or has ever maintained, contributed to, or ever been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current retired employees or future retired or terminated employees, their spouses or their dependents, and the Seller does not have any obligation to provide retiree medical, health, life or other welfare-type benefits to any current retired employees or either of their spouses or dependents.

              t.  Environment, Health and Safety.

              (i) Subject to Section 8(e), each Seller, Principal Officer and Owner warrants to indemnify Buyer against and in respect of any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by Buyer that result from, relate to or arise out of any noncompliance by any Seller with Environmental, Health and Safety Laws.

              (ii)  Without limiting the foregoing, except as disclosed on
         Schedule 3(t), Seller is not aware of any noncompliance with Environmental, Health and Safety Laws and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been held or commenced against it alleging any failure so to comply. Each Seller has obtained and been in compliance with all of the material terms and conditions of all permits, licenses and other authorizations which are required under, and have complied with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in all Environmental, Health and Safety Laws.

              (iii) To each Seller's best Knowledge, no Seller has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in violation of any Environmental, Health or Safety Laws. Subject to Section 8(e), each Seller, Principal Officer and Owner shall indemnify Buyer against any future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand arising out of any violation of Environmental, Health and Safety Laws while Sellers operated the Business or which otherwise gives rise to any liabilities or damage to any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health and Safety law.

              (iv) To the Knowledge of Sellers and Principal Officer, all properties and equipment used in the business of each Seller are and have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1, 2-transdichloroethylene, dioxins, dibenzofurans and Extremely Hazardous Substances.

              u. Books of Accounts. The books, records and accounts of each Seller maintained with respect to such Seller's business accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of such Seller. No Seller has engaged in any transaction with respect to its business, maintained any bank account or used any of its funds in the conduct of its business, except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of such Seller.

              v. United States Person. McBiz LP is not a "foreign person" but is a "United States person" as such terms are defined in Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended (the "Code"); that is to say, McBiz LP is a domestic entity which is not a foreign estate or foreign trust within the meaning of
Section 7701(a)(31) of the Code.


              w. Certain Owners. Each of Sauvage Gas Company and Sauvage Gas Services, Inc. is a corporation duly organized, validly exiting and in good standing under the laws of the jurisdiction of its incorporation. Each of Sauvage Gas Company and Sauvage Gas Services,
Inc. has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of Sauvage
Gas Company and Sauvage Gas Services, Inc. is financially solvent with adequate financial resources to perform its obligations under this Agreement. This Agreement constitutes the valid and legally binding obligation of Sauvage Gas Company and Sauvage Gas Services, Inc., enforceable in accordance with its terms.

              x. Remodels. The remodels of the Wilmington, Delaware; Greenville, South Carolina; and Davenport, Iowa, Franchise Restaurants have been undertaken and completed in a good and workmanlike manner and all known defects or deficiencies of workmanship, materials or otherwise in respect of such remodelled Franchise Restaurants have been remedied. The Remodel Costs reflected in Section 2(c) of this Agreement are net of any and all landlord contributions.

              y. Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

         4. Representations and Warranties of the Buyer. Buyer represents and warrants to Sellers that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and, will be correct and complete as of the Closing Date.

              a. Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. Buyer is duly authorized and in good standing, or will be as of the Closing Date, under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties so requires it to be qualified, except where the failure to qualify would not result in a Material Adverse Change.

              b. Authorization of Transaction. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and at the Closing will have full power and authority to execute the agreements required in connection with the consummation of the transactions contemplated in this Agreement.
Without limiting the generality of the foregoing, the board of directors of Buyer have duly authorized the execution, delivery and performance of this Agreement by Buyer. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and the discretion of the courts in granting or denying equitable remedies and, when executed, all other agreements required in connection with consummation of the transactions contemplated in this Agreement will constitute the valid and legally binding obligations of Buyer, enforceable in accordance with their terms and conditions.

              c. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which Buyer is subject or any provision of its charter or bylaws or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject. Buyer does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency to consummate the transactions contemplated by this Agreement.

              d. Intellectual Property. Buyer owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property licensed to Sellers pursuant to franchise agreements in respect of the Franchise Restaurants and the Joint
Venture Restaurant. Buyer has taken all necessary action to maintain and to protect each item of Intellectual Property that it owns or uses.

              e. Brokers' Fees. Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

              f. Employee Vacation. Solely for the purpose of determining the amount of vacation to which an employee of Buyer is entitled under Buyer's vacation policy, Buyer will credit each employee hired by Buyer after the Closing Date, who was an employee of Sellers at any Franchised Restaurant as of the Closing Date, and whose employment is not terminated on or before the 90th day following the Closing Date, with an equal number of months of service to the number of months of service such employee is credited with by Seller as of the Closing Date.

         5. Pre-Closing Covenants. Buyer and Sellers agree as follows with respect to the period between the execution of this Agreement and the Closing:

              a. General. Buyer and each of the Sellers will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction of the closing conditions set forth in Section 6 below).

              b. Notices and Consents. Each Seller will give any notices to third parties, and will use its reasonable and best efforts to seek and obtain any third party consents, including the consent of the lessors under the Real Property Leases, that Buyer reasonably may request. Buyer shall provide such assistance to each Seller as Buyer deems appropriate in order to obtain the consent of lessors under the Real Property Leases. Buyer and each of the Sellers will give any notices to, make any filings with and use its reasonable best efforts to obtain any authorizations, consents and approvals required from governmental agencies.

              c. Operation of Business. From the date hereof until the Closing Date, no Seller will engage in any practice, take any action or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, each Seller shall not, without the prior written consent of Buyer:

              (i) Make or enter into any contract or commitment for the purchase of assets having a value in excess of $10,000 (except as contemplated by Section 5(c)(vii) hereof) or make any material operational changes including, but not limited to, changes in customer prices or supplier credit terms;

              (ii) Modify or amend any of the Assumed Contracts and Leases, except as may be specifically requested by Buyer in connection with the renegotiation of the Real Estate Leases, or waive or assign to any third party any rights thereunder or enter into any material agreement or arrangement;

              (iii) Incur or guarantee any material obligation for borrowed money or permit any part of the Acquired Assets to become subject to a Security Interest;

              (iv)  Issue, sell or redeem any capital stock;

              (v) Enter into any material employment or material deferred compensation contract or increase or announce any increase of any salaries, wages, incentive compensation, bonus or other employee benefits or programs for employees or retirees;

              (vi)  Enter into any labor agreement;

              (vii) Sell or otherwise dispose of any assets outside of the Ordinary Course of Business and having a value in excess of $1,000.00; provided that McBiz Corp. may sell Excluded Assets if such sale of Excluded Assets could not reasonably be anticipated to impair or otherwise negatively affect the operation of the Business;

              (viii) Purchase inventories or other items in excess of those necessary for the current operations of such Seller and consistent with past practices of such Seller;

              (ix) Amend, modify, restate or otherwise change in any respect its governing corporate or partnership documents; or

              (x) Otherwise engage in any practice, take any action or enter into any transaction of the sort described in Section 3(h) above.

              d. Preservation of Business. Each Seller will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers, customers and employees; provided that McBiz Corp. may sell Excluded Assets if such sale of Excluded Assets could not reasonably be anticipated to impair or otherwise negatively affect the operation of the Business. Without in any way limiting the foregoing, each Seller agrees that it shall promptly repair or replace defective or otherwise inoperative machinery and equipment used in the Business. Each Seller further agrees to undertake all necessary or appropriate maintenance and no regularly scheduled maintenance shall be deferred or cancelled without the prior consent of Buyer.

              e. Full Access. Each Seller will permit representatives of Buyer to have full access at all reasonable times to all premises, properties, books, records (including Tax records), contracts and documents of or pertaining to such Seller. Each Seller represents that its books, records, contracts and other documents are located at the offices of McBiz Corp. at 2231 Wanamaker Road, Topeka, Kansas.
Buyer will use its best efforts to maintain the confidentiality of all information and materials regarding Sellers reasonably designated by such Seller as confidential, and, if the transaction contemplated by this Agreement is not consummated, Buyer and its representatives will return to such Seller originals and destroy copies of all materials obtained from such Seller in connection with the transactions contemplated by this Agreement. If the transactions contemplated by this Agreement are consummated, each Seller agrees to maintain the confidentiality of all proprietary and other nonpublic information regarding such Seller.

              f. Notice of Developments. Buyer, each Seller and Principal Officer will give prompt written notice to the other parties hereto of any material adverse development causing or reasonably likely to cause a breach of any of its own representations and warranties in Sections 3 and 4 above. No disclosure by Buyer, any Seller or Principal Officer pursuant to this Section 5(f), however, shall be deemed to amend or supplement any Schedule hereto or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

              g. Exclusivity. Each Seller agrees not to (i) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities or any assets of such Seller (including any acquisition structured as a merger, consolidation or share exchange) except such Seller shall be allowed to sell or otherwise dispose of any Excluded Assets or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Each Seller, Principal Officer and Owner agrees to notify Buyer immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

              h. Environmental Reports. Buyer has engaged an environmental engineer to inspect and prepare a written Phase I report with respect to the Boise Property (the "Environmental Report"). The Environmental Report, copies of which shall be furnished to Sellers, shall be completed no later than August 28, 1996. If the Environmental Reports indicate that remedial work is necessary with respect to Boise Property, Sellers shall cause such remedial work to be completed prior to the Closing Date, or, if Sellers choose not to undertake such remedial work or if such remedial work cannot be completed prior to the Closing Date (and Sellers elect not to cause a performance bond naming Sellers and Buyer as dual obligee to be issued to secure performance of the remediation work), Buyer may either
(i) accept the Boise Property without the remedial work set forth in the Environmental Report having been performed and without further recourse to Sellers, or (ii) terminate the Agreement without any further liability to Sellers. All fees, expenses and other costs associated with the Environmental Report shall be paid 50% by Buyer and 50% by Sellers. All remedial work, if undertaken, shall be completed to the reasonable satisfaction of the environmental engineer which has prepared the Environmental Report.

              i. McBiz LP Obligations Regarding Title. With respect to the Boise Property, McBiz LP shall, on or before the dates set forth hereinbelow, deliver to Buyer, make the following available to Buyer or cause the following to occur, as the case may be:

              (i) Title Commitment. At the Closing, McBiz LP shall deliver or cause to be delivered to Buyer a commitment for issuance of the Title Policy (as hereinafter defined) to be issued to the Buyer by American Title Company (the "Title Company"), as agent for an underwriter acceptable to Buyer, together with legible copies of any restrictive covenants, easements, and other items listed as title exceptions therein (all of the foregoing being herein collectively referred to as the "Title Commitment"). The Title Commitment shall (1) be issued by the Title Company, (2) describe the Boise Property (which legal description, unless modified by the Survey as described hereinbelow, shall be incorporated in this Agreement and used in all closing documents contemplated hereunder),
         (3) specify Buyer as the prospective named insured, (4) show the portion of the Purchase Price allocable to the Boise Property as the prospective amount of the Owner's Policy, and (5) show the status of title of the Land and all exceptions (including, but not limited to, easements, restrictions, rights-of-way, covenants, reservations, encumbrances, liens and other conditions, if any) affecting the Boise Property which would appear in an Owner's Policy, if and when issued. With regard to the standard printed exceptions and other exceptions commonly included in title commitments issued in the State of Idaho, the exception for areas and boundaries ("survey exception") shall be endorsed in the Title Commitment to provide that the exception shall be amended at Closing to except only to "shortages in area" upon receipt of a survey acceptable to the Title Company; the exception for restrictive covenants in the Title Commitment shall, if there are none, be deleted, or, if there shall be any such restrictive covenants affecting the Boise Property, shall include an express description by applicable recording data of those restrictive covenants affecting the Boise Property; the exception for taxes in the Title Commitment shall be limited to taxes for the year in which the Closing occurs and subsequent years and subsequent assessments for prior years due to change in land usage and endorsed "not yet due and payable"; any exception in the Title Commitment for parties in possession of the Boise Property or improvements thereon shall be deleted; and there shall be no general exception in the Title Commitment for yet to be filed materialmen's and mechanic's liens or for visible and apparent easements or roads and highways or similar items (with any such exception for any such matters to be specifically referenced to, and shown on, the Survey and also identified by any applicable recording data);

              (ii) Survey. At the Closing, McBiz LP shall deliver to Buyer at least two (2) copies of a boundary survey of the Boise Property, dated subsequent to the date hereof, prepared by a licensed surveyor approved by Buyer and duly licensed by the State of Idaho, and containing a certificate addressed to Buyer and the Title Company in form and content satisfactory to both the Buyer and the Title Company and satisfying the Survey Requirements set forth in Exhibit P attached to this Agreement (the "Survey"); provided further, that to the extent that the Survey, once approved by Buyer, reflects a different description for the Boise Property than that which is reflected on Exhibit P attached hereto, the field notes for the approved Survey shall be substituted for the legal description set forth on Exhibit P attached hereto pursuant to an amendment to this Agreement to be executed in form and content acceptable to Buyer; and

              (iii) Other Material. At the Closing, McBiz LP shall deliver to Buyer original counterparts or true and complete copies of any and all (i) reciprocal easement agreements, declarations of restrictions or any such similar documents affecting the Boise Property (hereinafter collectively referred to as the "REA"); and (ii) site plans, plats, surveys, soil and substrata studies, environmental investigations, reports or studies, plat or replat or zoning applications or studies, architectural drawings, plans and specifications, engineering plans, reports and studies, landscape plans, and other plans and studies and reports of any kind in McBiz LP's possession or control that relate to the Boise Property (all of the foregoing being herein collectively called the "Other Material"), all of which Other Material shall be certified by McBiz LP as being true, complete and correct and as constituting all such plans, studies and reports of such kind in McBiz LP's possession or control of which McBiz LP has knowledge.

Buyer shall have until the Closing Date in which to review the Title Commitment Survey and Other Materials and to deliver to McBiz LP in writing such objections as Buyer may have to anything contained or set forth in the said Title Commitment (and documents referred to therein as conditions or exceptions to title to the Property), Survey and Other Materials. Any items to which Buyer does not so object shall be deemed to be "Permitted Exceptions" (herein so called). As to items to which Buyer so makes objection, McBiz LP shall use McBiz LP's best good faith efforts to effectuate the cure of such objections. In the event McBiz LP is not able to cure any such objections prior to Closing, Buyer shall have the right to either (a) terminate this Agreement by written notice of such election to terminate by Buyer to McBiz LP, or (b) waive such objections and proceed to Closing, whereupon any such waived title matters shall also be deemed "Permitted Exceptions" hereunder for all purposes.

              j. Renegotiation of Real Property Leases. Each Seller, Owner and Principal Officer agrees to cooperate with, and provide assistance to, Buyer in connection with the renegotiation of the Real Property Leases in respect of Leased Real Property leased from third party lessors and consents to the Assignment of the Real Property Leases as contemplated by this Agreement. Without in any way limiting the foregoing, each Seller, Owner and Principal Officer agrees to
(i) execute such documents (including, without limitation, assignments of leasehold interests), (ii) provide Buyer with copies of any correspondence received from lessors of any Leased Real Property and
(iii) notify Buyer of any developments in respect of, or related to, any Leased Real Property.

              k. Licenses, Permits and Qualifications. Buyer agrees to use its best efforts to obtain all permits, licenses or qualifications necessary or advisable in respect to the conduct of the Business to the extent such permits, licenses or qualifications are not transferable to Buyer in connection with the transactions contemplated by this Agreement. In the event any such permits, licenses or qualifications are not transferable to Buyer or have not been so transferred prior to the Closing, each Seller agrees to enter into such agreements or arrangements with Buyer or its designee or to take such actions as may be necessary or advisable, as reasonably determined by Buyer, to permit Buyer to conduct the Business after the Closing in the same manner the Business was conducted prior to the Closing so that the inability to (i) transfer any permits, licenses or qualifications prior to the Closing, or (ii) obtain new permits, licenses or qualifications shall not cause or contribute to, the interruption or curtailment of any operations or services; provided that, Sellers shall have no obligation in respect of alcoholic beverage licenses under this Section 5(k).

              l. Encumbrances. Sellers will not grant or purport to grant in any third party any interest in the Boise Property or any premises covered by a Real Property Lease or further encumber the same without the prior written approval of Buyer.

              m. Assessments. Sellers will promptly notify Buyer in writing of any levy (or threatened levy) of any special governmental assessment or similar occurrence with respect to the Boise Property or any premises covered by a Real Property Lease for which Seller is responsible pursuant to the terms of such Real Property Lease, and Seller shall pay any such assessment prior to Closing.

              n. Violations. Sellers will promptly notify Buyer in writing of any violation, alleged violation or anticipated violation of any law, regulation, ordinance, order or other requirement of any governmental authority having jurisdiction over or affecting the Boise Property or any premises covered by a Real Property Lease, of which Sellers gain knowledge or is notified and Sellers will cure any such violation prior to Closing.

              o. Modifications. Sellers will not permit any structural modifications or additions to the Boise Property.

              p. Fees and Expenses. Sellers will promptly discharge all ownership fees, costs and expenses incurred with respect to the Boise Property for all periods prior to Closing.

         6.  Conditions to Obligation to Close.

              a. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

              (i)  the representations and warranties set forth in
         Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

              (ii) each Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

              (iii) each Seller shall have procured all of the third party consents specified in Section 5(b) above except if not material to the operations of the Business;

              (iv) Seller shall have entered into a trust agreement regarding medical, dental and general liability insurance in an aggregate amount of not less than one hundred and seventy-five thousand dollars ($175,000.00) for the purpose of satisfying any obligation arising as a result of such medical, dental and general liability insurance.

              (v) the Real Property Leases shall be in form and substance satisfactory to Buyer and any amendments required by Buyer in respect of any of the Real Property Leases shall have been agreed to in writing by the lessor in respect thereof;

              (vi) Each of McBiz LP and MRV/SGS Joint Venture shall have entered into the Option Agreements with Buyer (or its designee) in respect of the Optioned Property and a memorandum, in the form attached to the Option Agreements, shall have been filed in the real estate records in each county in which an Optioned Property is located.

              (vii) each Seller shall have procured the consent of the lessors under the Real Property Leases to which it is a party to the assignment of such leases thereunder to Buyer with such assignment to be on terms and in the form of Exhibit J attached hereto;

              (viii) McBiz LP shall have delivered to Buyer a Special Warranty Deed duly executed by McBiz LP in the form attached hereto as Exhibit Q in respect of the Boise Property, conveying the Boise Property to Buyer, subject to no exceptions other than Permitted Exceptions;

              (ix) McBiz LP shall have delivered an ALTA Form B-1970 Owner's Policy of Title Insurance (the "Title Policy") to Buyer, naming Buyer as insured, containing expanded coverage and such endorsements as Buyer may (in Buyer's reasonable discretion) request, in the amount of $950,000, insuring that Buyer owns good and marketable fee simple title to the Boise Property subject only to such exceptions as Buyer may approve, and, with regard to the standard printed exceptions and other exceptions commonly included in such title policies issued in the State of Idaho, conforming to the requirements of Section 5(i) herein regarding the Title Commitment;

              (x) McBiz LP shall have delivered to Buyer an affidavit duly executed on behalf of McBiz LP certifying that McBiz LP is not a "foreign person," as defined in the federal Foreign Investment in Real Property Tax Act of 1980, and the 1984 Tax Reform Act, as amended, in the form and content of the sample of such instrument attached hereto as Exhibit R to this Agreement;

              (xi) no action, suit or proceeding shall be pending or threatened before any court or quasi judicial or administrative agency of any federal, state or local jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (C) affect adversely the right of Buyer to own any of the Acquired Assets and to operate the Business;

              (xii) from and after July 28, 1996, until the Closing Date, there shall have been no change in the business, prospects or properties of any Seller or in the financial condition of its business or property, other than changes occurring in the Ordinary Course of Business or as otherwise disclosed herein or in any Schedule attached hereto, which in the aggregate shall not have resulted in a Material Adverse Change; no material license or permit held by any Seller and necessary for the conclusion of the transactions contemplated by this Agreement shall have been revoked, terminated, or otherwise materially and adversely affected; no action or proceeding shall be pending or threatened by any person, which challenges the right of any Seller to own the Acquired Assets or to conduct its business in the normal course, as its business has been carried on in the past; no legislation shall have been enacted or introduced which adversely affects its business; and the property, business or operations of its business (considered collectively) shall not have been adversely affected in any material way by fire, accident or other casualty (whether or not covered by insurance);

              (xiii) each Seller shall have delivered to Buyer a certificate executed by an officer of such Seller to the effect that each of the conditions specified in Section 6(a)(i-iv),
         (vii), and (xii) is satisfied in all respects;

              (xiv) McBiz Corp. shall have delivered to Buyer copies of the resolutions of its Board of Directors authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby by each Seller, certified as true and correct on the Closing Date by its corporate secretary;

              (xv) each Seller shall have delivered to Buyer copies of resolutions adopted by its shareholders or partners, as the case may be, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, certified as true and correct on the Closing Date by its corporate secretary.

              (xvi) Buyer shall have entered into a noncompetition agreement in substantially the form attached hereto as Exhibit S (the "Noncompetition Agreement") with each Owner (other than Bryon Schlosser);

              (xvii) Buyer and Sellers shall have entered into the Escrow Agreement;

              (xviii) Buyer shall have entered into Assignment of Franchises with each franchisee (and franchise guarantor) in respect of Franchise Restaurants and the Joint Venture
         Restaurant;

              (xix) Buyer shall have received tax clearance certificates in respect of each Seller in such states or jurisdictions as may be designated by Buyer;

              (xx) Each Seller shall have delivered to Buyer proof of the existence of the liability insurance referred to in Section 5(i);

              (xxi) Buyer shall have received an opinion of Seller's counsel in form reasonably satisfactory to Buyer;

              (xxii) Bank IV Kansas, N.A. shall have delivered UCC-3's and other such releases to Buyer as Buyer may reasonably request providing for the termination of all Security Interests in respect of the Acquired Assets;

              (xxiii) Commerce Bank and Trust shall have delivered UCC_3's and other such releases to Buyer as Buyer may reasonably request providing for the termination of all Security Interests in respect of the Boise Property; and

              (xxiv) all actions to be taken by Sellers in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

              b. Conditions to Obligations of Sellers. The obligation of each Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions

              (i)  the representations and warranties set forth in
         Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

              (ii) Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

              (iii) no action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state or local jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction judgment, order, decree, ruling or charge shall be in effect);

              (iv) Buyer shall have delivered to Sellers copies of the resolutions of its Board of Directors authorizing and approving the execution of this Agreement, and the consummation of the transactions contemplated hereby, certified as true and correct on the Closing Date by its corporate secretary;

              (v)  Buyer and Sellers shall have entered into the Escrow
         Agreement;

              (vi) Buyer shall have entered into Assignment of Franchises with each franchisee (and franchise guarantor) in respect of Franchise Restaurants and the Joint Venture Restaurant;

              (vii) Buyer shall have delivered to Sellers a certificate to the effect that each of the conditions specified in
         Section 6(b)(i)-(iii) is satisfied in all respects;

              (viii) Sellers, Principal Officer and each Owner shall have been released from any personal guarantees in respect of Real Property Leases or shall have been provided indemnification reasonably satisfactory to Sellers, Principal Officers and each Owner in respect of the Real Property Leases;

              (ix) Sellers shall have received an opinion of Buyer's counsel in form reasonably satisfactory to Sellers; and

              (x) all actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

A Seller may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

         7.  Termination.

              a. Termination of Agreement. This Agreement may be terminated as provided below:

              (i) Buyer and Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

              (ii) Buyer may terminate this Agreement by giving written notice to Sellers at any time prior to the Closing (A) in the event any Seller, Principal Officer or Owner has breached in any material respect any representation, warranty or covenant contained in this Agreement, Buyer has notified such Seller. Principal Officer or Owner of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach or
              (B) if the Closing shall not have occurred on or before September 30,1996, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty or covenant contained in this Agreement); and

                   (iii) Sellers may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing
              (A) in the event Buyer has breached in any material respect any representation, warranty or covenant contained in this Agreement, Sellers have notified Buyer of the breach, and the breach has continued without cure for a period of fifteen (15) days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30, 1996, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from any Seller, Principal Officer or any Owner breaching any representation, warranty or covenant contained in this Agreement).

              b. Effect of Termination. If this Agreement is terminated and abandoned as provided in this Section 7, all obligations of the parties hereunder will terminate without liability of any party to the other party (except for any liability of any party then in breach).

              c. Specific Performance. Sellers, on the one hand, and Buyer, on the other hand, acknowledge and agree that the other would be damaged irreparably in the event either Sellers or Buyer failed to close in accordance with the terms of this Agreement. Accordingly, each Seller agrees that Buyer, and Buyer agrees that Sellers shall be entitled to enforce specifically this Agreement in any court of the United States or any state thereof having jurisdiction over the parties and the matter.

         8.  Indemnification.

              a. General Indemnification Obligation of Sellers, Principal Officer and the Owners. From and after the Closing, Sellers, Principal Officer and Owners will reimburse, indemnify and hold harmless Buyer and its successors and assigns against and in respect of:

              (i) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by Buyer that result from, relate to or arise out of:
                   (A) any and all liabilities and obligations of Sellers of any nature whatsoever, except for those liabilities and obligations which Buyer specifically assumes pursuant to this Agreement;

                   (B) any and all actions, suits, claims or legal, administrative, arbitration, governmental or other proceedings or investigations against Buyer that relate to any Seller or Owner in which the principal event giving rise thereto occurred prior to the Closing Date or which result from or arise out of any action or inaction prior to the Closing Date of any Seller or Owner or any director, officer, employee, partner, agent, representative or subcontractor of any Seller, except for those which Buyer specifically assumes pursuant to this Agreement; or

                   (C) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of any Seller or Principal Officer under this Agreement or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Buyer pursuant thereto or in connection with the negotiation, execution or performance of this Agreement; and

              (ii) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 8(a).

              b. General Indemnification Obligation of Buyer. From and after the Closing, Buyer will reimburse, indemnify and hold harmless the Sellers, the Principal Officer, the Owners and their respective successors or assigns against and in respect of:

              (i) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by Sellers that result from, relate to or arise out of:

                   (A) any and all liabilities and obligations of Sellers which have been specifically assumed by Buyer to this Agreement;

                   (B) any and all actions, suits, claims or legal administrative, arbitration, governmental or other proceedings or investigations against Sellers that relate to Buyer in which the principal event giving rise thereto occurred after the Closing Date or which result from or arise out of any action or inaction after the Closing Date of Buyer or any director, officer, employee, agent, representative or subcontractor of Buyer, except for those which a Seller specifically retains pursuant to this Agreement; or

                   (C) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Buyer under this Agreement or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to Sellers pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; and

              (ii) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 8(b).

              c.  Method of Asserting Claims, Etc.

              (i) In the event that any claim or demand for which any Seller would be liable to Buyer hereunder is asserted against or sought to be collected from Buyer by a third party, Buyer shall promptly notify such Seller, Principal Officer or Owner of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). Such Seller, Principal Officer or Owner shall have thirty (30) business days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify Buyer, (A) whether or not it disputes its liability to Buyer hereunder with respect to such claim or demand and (B) notwithstanding any such dispute, whether or not it desires, at its sole cost and expense, to defend Buyer against such claim or demand; provided, however, if during the Notice Period, Buyer is required to act in order to preserve its rights and protect its assets, such Seller, Principal Officer or Owner shall pay all reasonable costs and expenses incurred by Buyer in connection with such action.

              (ii) If any Seller, Principal Officer or Owner disputes its liability with respect to such claim or demand or the amount thereof (whether or not a Seller, Principal Officer or Owner desires to defend Buyer against such claim or demand as provided in paragraphs (iii) and (iv) below), such dispute shall be resolved in accordance with Section 8(e) hereof. Pending the resolution of any dispute by any Seller, Principal Officer or Owner of its liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of Buyer which consent shall not be unreasonably withheld.

              (iii) In the event that a Seller, Principal Officer or Owner notifies Buyer within the Notice Period that it desires to defend Buyer against such claim or demand then, except as hereinafter provided, such Seller, Principal Officer or Owner shall have the right to defend Buyer by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by them to a final conclusion in such a manner as to avoid any risk of Buyer becoming subject to liability for any other matter; provided, however, such Seller, Principal Officer or Owner shall not, without the prior written consent of Buyer, consent to the entry of any judgment against Buyer or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to Buyer of a release in form and substance satisfactory to Buyer from all liability in respect of such claim or litigation. If Buyer desires to participate in, but not control, any such defense or settlement, it may do so, at its sole cost and expense. If, in the reasonable opinion of Buyer, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of Buyer, including without limitation, the administration of the tax returns and responsibilities under the tax laws of any Buyer, then Buyer shall have the right to jointly conduct or direct, through counsel, the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification obligation of such Seller, Principal Officer or Owner hereunder; provided, however, that Buyer shall not settle any such claim or demand without the prior written consent of such Seller, Principal Officer or Owner which consent shall not be unreasonably withheld. If Buyer should elect to exercise such right, such Seller, Principal Officer or Owner shall have the right to participate in, but not control, the defense or settlement of such claim or demand, at its sole cost and expense.

              (iv) (A) If any Seller, Principal Officer or Owner elects not to defend Buyer against such claim or demand, whether by not giving Buyer timely notice as provided above or otherwise, then the amount of any such claim or demand or if the same be defended by such Seller, Principal Officer or Owner or by Buyer (but Buyer shall not have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of such Seller, Principal Officer or Owner hereunder, unless such Seller, Principal Officer or Owner shall have disputed its liability to Buyer hereunder, as provided in (i) above, in which event such dispute shall be resolved as provided in
              Section 8(e) hereof.

                   (B) In the event Buyer should have a claim against a Seller, Principal Officer or Owner hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, Buyer shall promptly send a Claim Notice with respect to such claim to Seller, Principal Officer or Owner. If such Seller, Principal Officer or Owner disputes its liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 8(e) hereof. If such Seller, Principal Officer or Owner does not notify Buyer within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of such Seller, Principal Officer or Owner hereunder.

              (v) Any claims for indemnification by any Seller, Principal Officer or Owner under this Agreement shall be asserted and resolved under the procedures set forth above substituting in the appropriate place "Seller," "Principal Officer" or "Owner" for "Buyer" and variations thereof.

              d. Guaranty. Buyer has agreed not to require Owners to make the representations and warranties set forth in Section 3 of this Agreement on the condition that each Owner agrees to promptly pay, reimburse and hold harmless, Buyer for any and all damages, losses, deficiencies, costs and expenses incurred or suffered by Buyer that result from, relate to or arise out of any breach of representations or warranties by Sellers or Principal Officer. Accordingly, each Owner hereby irrevocably and unconditionally agrees to pay, reimburse and hold harmless Buyer in respect of any and all damages, losses, deficiencies, costs and expenses incurred or suffered by Buyer that result from, relate to or arise out of any breach of the representations and warranties set forth in Section 3 of this Agreement.

              e. Limitation of Liability. The maximum liability of Sellers, Principal Officer and each Owner under this Section 8 shall not exceed in the aggregate an amount equal to twenty-five percent (25%) of the proceeds of the Purchase Price received by him or it pursuant to Section 2(c) hereof; provided that, no such limitation of liability shall apply in respect of any breach or breaches of the representations and warranties contained in Section 3(j) of this Agreement.

              f. Payment. Upon the determination of the liability under Sections 8(c) or 8(f) hereof, the appropriate party shall pay to the other, as the case may be, within ten (10) days after such determination, the amount of any claim for indemnification made hereunder; provided, however, if a payment is required to be made by a Seller during the period of time in which funds are still held by the Escrow Agent, Buyer shall notify the Escrow Agent of the amount of such required payment and the Escrow Agent shall deliver such amount, together with interest earned thereon, to Buyer. Upon the payment in full of any claim, either by setoff or otherwise, the entity making payment shall be subrogated to the rights of the indemnified party against any person, firm or corporation with respect to the subject matter of such claim.

              g. Arbitration. (i) All disputes under this Section 8 shall be settled by arbitration in Dallas, Texas, before a single arbitrator pursuant to the commercial rules of the American Arbitration
Association. Arbitration may be commenced at any time by any party hereto by giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 8(f).
The arbitrator shall be selected by the joint agreement of McBiz Corp.
and Buyer, but if they do not so agree within twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection.

              (ii) To the extent that arbitration may not be legally permitted hereunder and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration, any party may commence a civil action in a court of appropriate jurisdiction to solve disputes hereunder. Nothing contained in this Section 8(f) shall prevent the parties from settling any dispute by mutual agreement at any time.

              h. Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Section 8 are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including, without limitation, the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby. Additionally, each Seller, on the one hand, and Buyer, on the other hand, agrees to indemnify and hold harmless each other against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of Sellers's or Buyer's dealings, arrangements or agreements with any broker or finder.

              i. Bulk Sales Law. Buyer and Sellers waive compliance, if applicable, with the provisions of any bulk sales law including, without limitation, the bulk transfer provisions of the Uniform Commercial Code of any state or any similar statute, if and to the extent applicable to the transactions contemplated by this Agreement. Each Seller agrees to indemnify, defend and hold harmless Buyer and its officers, agents and employees from any loss, cost, expenses (including related counsel fees), liability or damage which Buyer or its officers, agents or employees may suffer or incur by virtue of the noncompliance by a Seller with any such Bulk Sales Law.

         9.  Survival of Representations and Warranties.

              a. All of the representations and warranties of Sellers and Principal Officer contained in Section 3 above (other than the Tax Representations (as hereinafter defined)) and the other agreements and covenants of Sellers, Principal Officer and Owners set forth in this Agreement shall survive the Closing hereunder (even if Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of twelve (12) months thereafter.

              b. All the representations, warranties and covenants contained in Section 3(j) ("Tax Representations") shall survive the Closing (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) until the expiration of the last applicable statute of limitations for the particular representation and warranty that has been breached.

              c. All of the representations and warranties of Buyer contained in Section 4 above shall survive the Closing hereunder (even if Sellers knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of twelve (12) months thereafter.

              10.  Actions After Closing.

              a. From and after the Closing Date, the parties shall use their reasonable best efforts to effectuate the transfer of the ownership of the Acquired Assets.

              b. Upon the request of Buyer, Sellers and, to the extent necessary, Principal Officer and Owners, shall execute, acknowledge and deliver all such further deeds, bills of sale, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to convey and transfer to and vest in Buyer and protect its right, title and interest in the Acquired Assets and as may be appropriate otherwise to carry out the transaction contemplated by this Agreement.
              c. For a period of eighteen (18) months after the Closing Date, each Seller agrees that (i) without the prior written consent of Buyer, such Seller will not recruit, hire or attempt to recruit or hire, directly or indirectly, any employee of Buyer; provided that the restriction on solicitation of employees set forth in this
Section 10(c) shall apply only to employees of Buyer that are working at a Franchise Restaurant or the Joint Venture Restaurant or who were employees of any Seller prior to the consummation of the transactions contemplated by this Agreement.

              d. For a period of three (3) years from the date of this Agreement, each Seller agrees that it will not, directly or indirectly, engage in, participate in and shall have no interest as a shareholder, partner, joint venturer, agent, creditor or consultant, or in any other capacity, or have any other direct or indirect financial interest in the business or operations of any business, firm, person, partnership, corporation, enterprise or concern, that operates restaurants in the United States that have like menus as the Business as of the date hereof or that employ the same or similar restaurant themes as the Business on the date hereof or that have entertainment facilities (including games or rides) the same or similar to the Business on the date hereof; provided, however, nothing in this Agreement shall be deemed to prevent or limit the right of any Seller to (i) engage or participate in the business of leasing real estate, or (ii) own capital stock or other securities of any corporation, the securities of which are publicly owned or regularly traded in the over-the-counter market or on any securities exchange, provided that any Seller does not acquire beneficial ownership (as determined under Rule 13d-3 of the Securities Exchange Act of 1934) of more than five percent of issuer's outstanding securities of that class and that any Seller does not otherwise engage in any other activity that is restricted by the foregoing provisions of this subsection.

              e. Buyer agrees, with respect to the Leased Real Property, prior to exercising any renewal option set forth in a Real Property
Lease or obtaining extension of such lease, to use reasonable efforts to obtain the release from such lease of Sellers who are lessees under such lease as well as any Owners or Principal Officers who are guarantors of such lease.

              f. Sellers shall be responsible for (a) all transfer, recording, real estate excise and other similar taxes and fees, arising out of or in connection with the transactions contemplated by this Agreement and (b) all applicable sales and use taxes arising on or before the Closing Date.

         11. Miscellaneous Agreements Relating to the Conveyance of the Boise Property.

              a. Possession of the Boise Property shall be delivered to Buyer at the Closing.

              b. Each of Sellers and Buyer hereby designate the Title Company as the "Reporting Person" as such term is utilized in Section 6045 of the Code and regulations thereunder. Sellers agree to provide the Title Company with such information as may be required for the Title Company to file a Form 1099 and/or any and all required form(s) relative to the Closing with the Internal Revenue Service. A copy of the filed Form 1099 and any and all applicable filed form(s) shall be provided to Sellers and Buyer simultaneously with its being provided to the Internal Revenue Service.

              c. Sellers assume all risks and liability for loss, damage, destruction or injury by fire, storm, accident or any other casualty to the Boise Property from all causes until the Closing, if any, has been consummated. If there is any casualty or damage to the Boise Property prior to the Closing, all insurance proceeds payable by reason of or in respect to such casualty or damage shall be paid or assigned (as appropriate) by Sellers to Buyer at the Closing and, in addition, Sellers shall pay to Buyer at Closing the entire amount of any applicable deductible amount under any such insurance policy payable by reason of or in respect to such casualty or damage.

              d. Sellers shall pay, on the Closing Date, one-half of the title insurance premium for the Owner's Policy (including one-half of the costs of endorsements thereto and expanded coverage thereunder), one-half of any escrow fees, and all other charges of the Title
Company customarily paid by Sellers in real estate transactions in the Boise, Idaho, area. Buyer shall pay, on the Closing Date, one-half of the title insurance premium for the Owner's Policy (including one-half of all costs of endorsements thereto and expanded coverage thereunder), one-half of any escrow fees, and all other charges of the Title Company customarily paid by the Buyer in real estate transactions in the Boise, Idaho, area.

         12.  Miscellaneous.

              a. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other party; however, Sellers acknowledge and agree that disclosures relating to the proposed transaction may be made by Buyer to the extent necessary or advisable in light of the disclosure requirements of applicable federal and state laws, including federal securities laws. After the Closing, Buyer shall issue a press release which shall be in form and content determined by Buyer.

              b. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

              c. This Agreement (including the documents, Exhibits and Schedules referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

              d. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party; provided, however, that Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates and (ii) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

              e. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

              f. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

              g. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

              If to Sellers: McBiz Corporation
                             2231 Wanamaker Road
                             Topeka, Kansas 66614

                             Attention:     Bruce Christenson

              If to Buyer:   ShowBiz Pizza Time, Inc.
                             4441 West Airport Freeway
                             Irving, Texas 75062

                             Attention:     Richard M. Frank

              If to Principal Officer
              or any Owner:  To the address set forth below their
                             respective signatures below.

Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

              h. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

              i. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Sellers. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

              j. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

              k. Except as otherwise provided in this Agreement in respect of certain disputes, each party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

              l. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLERS:                BUYER:

McBIZ CORPORATION       SHOWBIZ PIZZA TIME, INC.


By:                          By:
Title:                  Title:


McBIZ LIMITED PARTNERSHIP,
a Kansas limited partnership

By:
         McBiz Corporation,
         its sole general partner


         By:
         Title:


McBIZ OF IOWA LIMITED PARTNERSHIP,
an Iowa limited partnership

By:
         McBiz Corporation,
         its sole general partner


         By:
         Title:


BRYON SCHLOSSER

Address:


BRUCE CHRISTENSON

Address:

MICHAEL McPHERSON

Address:

SAUVAGE GAS COMPANY

By:
Name:
Title:

Address:

SAUVAGE GAS SERVICES, INC.

By:
Name
Title:

Address:


BRUCE McPHERSON

Address:


SCHEDULE 3(c)

NONCONTRAVENTION

SCHEDULE 3(e)

TITLE TO ASSETS

SCHEDULE 3(f)

REAL PROPERTY

SCHEDULE 3(g)

FINANCIAL STATEMENTS


SCHEDULE 3(h)

MATERIAL ADVERSE CHANGE



SCHEDULE 3(i)

LEGAL COMPLIANCE


SCHEDULE 3(k)

INTELLECTUAL PROPERTY


SCHEDULE 3(l)

TANGIBLE ASSETS


SCHEDULE 3(n)

CONTRACTS


SCHEDULE 3(p)

INSURANCE


SCHEDULE 3(q)

LITIGATION


SCHEDULE 3 (r)

EMPLOYEES


SCHEDULE 3(s)

EMPLOYEE BENEFITS


SCHEDULE 3(t)

ENVIRONMENT, HEALTH AND SAFETY


EXHIBIT A

PERSONAL PROPERTY



EXHIBIT B

ASSUMED CONTRACTS AND LEASES

EXHIBIT C

LICENSES, PERMITS AND AUTHORIZATIONS


EXHIBIT D

PREPAID ITEMS


EXHIBIT E

EXCLUDED ASSETS


EXHIBIT F

LEASED REAL PROPERTY


EXHIBIT G

ESCROW AGREEMENT



EXHIBIT H

OPTION AGREEMENT


EXHIBIT I

BILL OF SALE

                        BILL OF SALE ASSIGNMENT
                            AND ASSUMPTION


         THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION ("Bill Of Sale"), made this ------ day of August, 1996, by and between McBiz
Corporation, a Kansas Corporation ("Seller") and ShowBiz Pizza Time, Inc., a Kansas corporation ("Buyer").

         Pursuant to an Asset Purchase Agreement dated August ---, 1996 (the "Agreement") among Seller and Buyer, Seller agreed to transfer and deliver to Buyer at the Closing under the Agreement, substantially all of the operating assets of Seller used in the operation of 20
Chuck E. Cheese's (the "Business") at the locations listed on Exhibit "A" attached hereto. Capitalized terms used in this Bill of Sale and not defined herein shall have the meaning assigned to them in the Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, transfers, assigns and conveys to Buyer, its successors and assigns forever, all of Seller's right, title and interest, legal or equitable, in and to the following assets (the "Assets"):

         a. All Intellectual Property owned by Seller or used in the Business, including patents, trademarks, trade names, technologies, methods, formulations, data bases, trade secrets, know-how, franchises, licenses, business permits and certificates and customer lists used by Seller in the Business and all right, title and interest thereto and all information, files, records, data, plans and recorded information, including suppliers lists relating to the foregoing;

         b. All right, title and interest of Seller in and to the personal property, furniture and fixtures used by Seller and located on the owned Real Property or the Leased Real Property;

         c. All machinery, inventory and equipment in the hands of Seller or suppliers which Seller is committed to purchase as of the Closing Date;

         d. All contracts, personal property, leases and other agreements to which Seller is party and which are designated by Buyer on Exhibit "B" attached hereto as assets it wishes to acquire (the "Assumed Contracts"); and

         e. All operating data and records of Seller used in the Business, including, without limitation, all information, files, customer lists, employee files, credit records, correspondence, office and other supplies, budgets and other similar documents and records.

         To Have and To Hold, all of the foregoing assets, unto Buyer, its successors and assigns forever.

         Seller hereby covenants to execute and deliver to Buyer, upon its request therefor, such instruments and documents of further assurance or otherwise, suitable for recording if appropriate, as Buyer may reasonably request to obtain benefits under the Agreement.

         In consideration of the transfer of the Acquired Assets transferred hereby to Buyer, Buyer hereby assumes certain liabilities and obligations of Seller, but only those liabilities and obligations of Seller constituting Assumed Liabilities (as defined in the Agreement).

         Neither the making nor the acceptance of the within assignment and transfer shall constitute a waiver or release by Seller or Buyer of any liabilities, duties or obligations imposed upon any of them by the terms of the Agreement, including, without limitation, the representations and warranties or other provisions which the Agreement provides shall survive the date hereof.

         IN WITNESS WHEREOF, Seller and Buyer have caused this Bill of Sale to be executed effective as of the date first above written.

                              MCBIZ CORPORATION


                              By:
                              Title:

                              SHOWBIZ PIZZA TIME, INC.


                              By:
                              Title:

                               EXHIBIT J

                         ASSIGNMENT OF LEASES

                          ASSIGNMENT OF LEASE


STATE OF------------&
                    &
COUNTY OF-----------&


     THIS ASSIGNMENT OF LEASE ("Assignment"), dated as of August ------, 1996, is executed and entered into by and between McBiz Corporation ("Assignor") and ShowBiz Pizza Time, Inc. ("Assignee").

                          W I T N E S S E T H
                          -------------------

     WHEREAS, Assignor and Assignee entered into that certain Asset Purchase Agreement dated as of August ----, 1996 ("Asset Purchase Agreement"), whereby Assignee contracted to purchase certain assets of Assignor set forth more particularly in said Asset Purchase Agreement; and

     WHEREAS, one of the assets to be conveyed to Assignee by Assignor under said Asset Purchase Agreement is all of Assignor's right, title and interest in and to that certain Lease Agreement dated ----------- ("Lease"), by and between Assignor, as Tenant, and -----------, as Landlord, with respect to those premises ("Property") more particularly described on Exhibit "A" attached hereto and incorporated herein for all purposes (a true and correct copy of said Lease together with all amendments and modifications thereto being attached hereto as Exhibit "B" and incorporated herein for all purposes); and

     WHEREAS, the Lease, or a memorandum thereof, was filed for record in the Real Property Records of ------------ County, ---------------;said instrument being recorded at Volume ------, Page ------- of the Deed Records of ------------ County.

     THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties have agreed as follows :

1. Assignment of Lease. For and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby assign, transfer, set over, convey and deliver unto Assignee, its heirs, legal representatives, successors and assigns, all of the rights, powers, privileges and interests of Assignor in and to the Lease, including, without limitation, any options to extend the Lease and the rights to any security deposits.

2. Assumption of Obligations. By acceptance hereof, Assignee shall become obligated to keep, fulfill, observe, perform and discharge each and every covenant, duty, debt and obligation that may accrue and become performable, due or owing after the effective date hereof by Assignor under the terms, provisions and conditions of the Lease, but only to the extent shown on Exhibit "B" attached hereto; provided, however, that Assignee shall be deemed to assume only such covenants, duties, debts and obligations under the Lease as shall grow out of the ownership, control and operation of the Property by Assignee.

3. Indemnification of Assignee. Assignor agrees to indemnify and hold Assignee harmless of and from any and all liabilities, claims, demands and expenses, of any kind or nature (except those items which by this Assignment specifically become the obligation of Assignee) arising or occurring prior to the effective date hereof and which are in any way related to the Lease or the maintenance or operation of the Property, and all expenses related thereto, including, without limitation, court costs and attorneys' fees.

4. Indemnification of Assignor. Assignee agrees to indemnify and hold Assignor harmless of any from any and all liabilities, claims, demands and expenses, of any kind or nature (except those items which by this Assignment specifically become the obligation of Assignor) arising or occurring after the effective date hereof and which are in any way related to the Lease or the maintenance or operation of the Property, and all expenses related thereto, including, without limitation, court costs and attorneys' fees.

5. Entire Agreement. This Assignment (together with the other agreements and documents referred to herein) constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof. No amendment or modification of the terms of this Assignment shall be binding or effective unless expressed in writing and signed by each party.

6. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of law. The parties to this Assignment agree that any legal suit, action or proceeding arising out of or relating in any way to this Assignment, including but not limited to issues of specific performance and indemnity, may be instituted exclusively in the United States District Court for the Northern District of Texas, United States of America, and each party waives any objection whatsoever which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding exclusively in the United State District Court for the Northern District of Texas, and irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas in any such suit, action or proceeding. In the event any legal suit, action or proceeding of any kind is commenced in or brought in any court other than in the United States District Court for the Northern District of Texas, both parties agree to, and shall cause their respective subsidiaries and affiliates to, transfer and/or remove any such legal suit, action or proceeding to the United States District Court for the Northern District of Texas, or to dismiss such legal suit, action or proceeding immediately.

7. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

8. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9. Captions; Definitions. The titles or captions of sections contained in this Assignment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Assignment or the intent of any provision hereof. The parties agree to all definitions in the statement of parties to this Assignment and in the other introductory language to this Assignment.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the date first above written.


ASSIGNOR:                     ASSIGNEE:

MCBIZ CORPORATION             SHOWBIZ PIZZA TIME, INC.

By:                           By:
Title:                        Title:


STATE OF----------------&
                        &
COUNTY OF --------------&

This instrument was acknowledged before me on August ---, 1996, by -------of McBiz Corporation, a Kansas corporation, on behalf of said corporation.



                                               Notary Public in and for
                                               the State of ------------
[SEAL]

My Commission Expires:



     In accordance with Section ----- of the Real Property Lease referred to in the foregoing assignment ("Lease"), the undersigned, being the Lessor under the Lease, hereby consents to the foregoing assignment. The undersigned represents and warrants that the undersigned is the sole owner of the lessor's interest under the Lease subject only to a security assignment of such interest to ----------------Bank.


DATE:

     In its capacity as the holder of a security assignment of the Real Property Lease referred to in the foregoing assignment ("Lease"), ---------- ---------------- Bank hereby consents to the foregoing assignment.


DATE:

                               EXHIBIT K

                       ASSIGNMENT OF FRANCHISES

               AGREEMENT FOR THE ASSIGNMENT OF FRANCHISE


     This Agreement for the Assignment of Franchise (the "Agreement") dated as of ---------, 199--, is executed by and among, a-----------------("Assignor"), , a ---------------,
("Assignee"),  , a ------------------- resident
("Guarantor"), and ShowBiz Pizza Time, Inc., a Kansas corporation
("Franchisor") (hereinafter collectively referred to as "Parties").

     WHEREAS, Assignor is a franchisee under a Franchise Agreement between Assignor and Franchisor, dated -------------, for the site located at , which is attached hereto and incorporated herein by reference for all purposes ("Franchise Agreement");

     WHEREAS, Assignor and Assignee have agreed to the transfer of any and all rights and obligations owed by Assignors under the Franchise Agreement; and

     WHEREAS, Guarantor and Franchisor consents to the assignment, transfer, and deliver of the rights and obligations under the Franchise Agreement from Franchise to Assignee.

     THEREFORE, in consideration of the mutual covenants and agreements contained herein, Parties have agreed as follows:


     Section 1.  ASSIGNMENT OF FRANCHISE.

     1.01 Consent to Assignment. Franchisor conditions its consent to this Agreement upon Assignor's compliance with the terms and conditions under the Franchise Agreement in the event of a transfer of ownership and Assignee's assumption of any and all rights and obligations owed by Assignors in the Franchise Agreement and other agreements with Franchisor and affiliates thereof, and agrees to perform any additional obligations imposed upon it because of the transfer of ownership under the Franchise Agreement. If Assignor or Assignee have not complied with the covenants contained herein, then Franchisor's consent is null and void, and without any force or effect.

     1.02 Representations and Warranties. Franchisee agrees to comply with the terms and conditions under the Franchise Agreement in the event of a transfer of ownership.

     1.03 Assumption by Assignee. Assignee hereby assumes any and all rights and obligations owed by Assignors in the Franchise Agreement and other agreements with Franchisor and affiliates thereof. Assignee also agrees to perform any additional obligations imposed upon it because of the assignment, transfer, and delivery under the Franchise Agreement.

     1.04 Assignment by Assignor. Assignor, for and in complete and consideration of the monies in hand and paid by Assignee, have bargained, sold, assigned, transferred, and delivered and by these presents do bargain, sell, assign, transfer, and deliver to Assignee all of their right, title and interest in and to the Franchise acquired under the Franchise Agreement to Assignees.


Section 2.  MISCELLANEOUS PROVISIONS.

     2.01 Notice. All written notices permitted or required to be delivered by the provisions of this Agreement may be delivered by mail service or telefax system, but shall (unless otherwise provided) be deemed so delivered when actually received by hand or when placed into the mail by certified mail, return receipt requested, postage prepaid and addressed to the addresses identified at the beginning of this Agreement, or at such other address as any person specified above may, by written notice to the other persons specified above, designate as the appropriate address for purposes of notice hereunder.

     2.02 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties, subject to the restrictions on assignment contained herein.

     2.03 Assignment. The Agreement, including rights to moneys due or to become due under the Agreement, or delegation of any duties under the Agreement, shall not be assigned by either party hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld.

     2.04 Waiver and Delay. No waiver by any party to the Agreement of any breach or series of breaches or defaults in the performance by the other party, and no failure, refusal or neglect of either party to exercise any right, power or option given to it hereunder or to insist upon strict compliance with or performance of either party's obligations under the Agreement, shall constitute a waiver of the provisions of the Agreement with respect to any subsequent breach thereof or a waiver by either party of its right at any time thereafter to require exact and strict compliance with the provisions thereof.

     2.05 Arbitration. Any controversy or claim arising out of or relating to the Agreement, or any breach thereof, including, without limitation, any claim that any of said Agreement, or any part thereof, is invalid, illegal or otherwise voidable or void, shall be submitted to arbitration in accordance with the Commercial Rules of the American Arbitration Association; provided, however, this clause shall not be construed to limit or to preclude either party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as is necessary or appropriate. Any award or determination of the arbitration tribunal shall be final, nonappealable, and conclusive upon the Parties, and judgment thereon may be entered by any court of competent jurisdiction.

     2.06 Attorneys' Fees. If any arbitration or other legal action is initiated by either of the Parties, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees in addition to any other relief that may be awarded.

     2.07 Titles for Convenience. Titles used in the Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants, or conditions of the Agreement.

     2.08 Choice of Law and Forum. All disputes concerning the validity, interpretation, or performance of the Agreement and any of its terms or provisions, or any rights or obligations of the Parties, shall be governed by and resolved in accordance with the laws of the State of Texas, and be resolved in the appropriate forum located within Dallas, Dallas County, Texas.

     2.09 Severability. Nothing contained in the Agreement shall be construed as requiring the commission of any act contrary to law. Whenever there is any conflict between any provision of the Agreement and any present or future statute, law, ordinance or regulation contrary to which the Parties have no legal right to contract, the latter shall prevail, but in such event the provision(s) of the Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. In the event that any Section, part, sentence or clause of the Agreement shall be held to be indefinite, invalid or otherwise unenforceable, the indefinite, invalid or unenforceable provision(s) shall be deemed deleted, and the remaining part of the Agreement shall continue in full force and effect. If any tribunal or court of competent jurisdiction deems any provision(s) hereof unenforceable, such provision(s) shall be modified only to the extent necessary to render it enforceable and the Agreement shall be valid and enforceable and the Parties agree to be bound by and perform same as thus modified.

     2.10 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.11. Signatory's Warranty. If any party hereto is a legal entity (partnership, corporation, or trust), that party represents to the other that this Agreement, the transaction contemplated by this Agreement, and the execution and delivery hereof, have been duly authorized, including without limitation, action on the part of the directors and/or shareholders, if such action is required.

     2.12 Entire Agreement. The Agreement contains all of the terms and conditions agreed upon by the Parties with reference to the subject matter hereof. No other agreements, oral or otherwise, shall be deemed to exist or to bind either of the Parties, and all prior agreements and understandings are suspended hereby. The Agreement cannot be modified or changed except by written instrument executed by all of the Parties in accordance with the terms and conditions of the Agreement.

     APPROVED AND AGREED TO on this the ------ day of ----------, 19--.


ASSIGNOR:                  ASSIGNEE:

By:                        By:
Name:                      Name:
Title:                     Title:


FRANCHISOR:                GUARANTOR:

ShowBiz Pizza Time, Inc.

By:                 By:
Name:                      Name:
Title:                     Title:





                               EXHIBIT L
                        [intentionally omitted]


                               EXHIBIT M

                          GENERAL ASSIGNMENT


                              EXHIBIT M-1

                 ASSIGNMENT OF JOINT VENTURE INTEREST


                               EXHIBIT N

                     ALLOCATION OF PURCHASE PRICE

                               EXHIBIT O

                         FINANCIAL STATEMENTS


                               EXHIBIT P

                          SURVEY REQUIREMENTS

                               EXHIBIT Q

                         SPECIAL WARRANTY DEED


                               EXHIBIT R

                               AFFIDAVIT


                               EXHIBIT S

                       NONCOMPETITION AGREEMENT


                       NONCOMPETITION AGREEMENT


     THIS NONCOMPETITION AGREEMENT ("Agreement") is made as of the ------ day of August, 1996, by and among McBiz Corporation, a Kansas corporation ("Seller"), ------ shareholders of Seller (individually referred to as "Owner" and collectively referred to as "Owners") and ShowBiz Pizza Time, Inc., a Kansas corporation ("Buyer").

                          W I T N E S S E T H
                          -------------------

     WHEREAS, Seller and Buyer have entered into an Asset Purchase Agreement, dated August ---, 1996 ("Asset Purchase Agreement") which provides for the purchase by Buyer of certain of the assets of Seller ("Assets") and further provides that a condition to the obligation to complete the closing (as defined in the Asset Purchase Agreement) is that this Agreement shall have been executed and delivered; and

     WHEREAS, the Assets include substantially all of the assets used by Seller in its operation of twenty (20) full service restaurants known as Chuck E. Cheese's (the "Restaurants"); and

     WHEREAS, following the acquisition of the Assets, Buyer shall tend to operate the Restaurants in a fashion similar to that undertaken by Seller; and

     WHEREAS, as a material inducement to the Buyer to enter into and consummate the transactions described in the Asset Purchase Agreement, Seller and Owners have agreed to refrain from engaging in a Competitive Business (as hereinafter defined).

     THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Seller, Owners and Buyer hereby agree as follows:

1. Noncompetition. For a period of three (3) years from the date of this Agreement, Seller and each Owner will not, directly or indirectly, engage in, participate in and shall have no interest as a shareholder, partner, joint venturer, proprietor, employee, officer, director, agent, security holder, creditor or consultant, or in any other capacity, or have any other direct or indirect financial interest in the business or operations of any business, firm, person, partnership, corporation, enterprise or concern, that operates full service restaurants in the United States that have like menus and prices as the Restaurants as of the date hereof and as described on Schedule 1 hereto, assuming that the Restaurants are operating substantially as described in Schedule 1 on or before the first anniversary of this Agreement (a "Competitiveness Business"); provided, however, nothing in this Agreement shall be deemed to prevent or limit the right of an Owner from serving as a director of a public or private company which derives no more than 25% of its revenues from a Competitive Business, or Seller and/or an Owner to
(i) own capital in Buyer, or (ii) own capital stock or other securities of any corporation, the securities of which are publicly owned or regularly traded in the over-the-counter market or on any securities exchange, provided that Seller and/or an Owner does not acquire beneficial ownership (as determined under Rule 13d-3 of the Securities Exchange Act of 1934) of more than five percent of issuer's outstanding securities of that class and that Seller and/or an Owner does not otherwise engage in any other activity that is restricted by the foregoing provisions of this subsection.

2.   Enforcement.

     (a) The parties recognize that, because of the nature of the subject matter of this Agreement, it would be impracticable and extremely difficult to determine actual damages to Buyer in the event of a breach of this Agreement by Seller or an Owner. Accordingly, if Seller or an Owner commits a breach or threatens to commit a breach of any of the provisions of this Agreement, Buyer shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to Buyer and that money damages will not provide an adequate remedy to Buyer. The rights of Buyer to equitable relief in the enforcement of this Agreement shall be in addition to any and all other remedies available through an action in law.

     (b) If any of the covenants contained herein are held to be unenforceable because of the duration of such provisions or the area covered thereby, the undersigned agree that the court making such determination shall have the power to reduce the duration and the area or both of any such provision and, in its reduced form, said provision shall then be enforceable. Should any other portion of this Agreement be declared invalid for any reason, said provision shall be severed and all other provisions shall continue to be effective and binding.

     (c) The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Section 1 upon the courts of any state within the United States. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of their scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect Buyer's right to the relief provided above in the courts of any other state within the United States, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants. Notwithstanding the foregoing provisions of this
Section 2(c), Buyer in its sole discretion may bring any enforcement action hereunder in the jurisdiction where the alleged breach hereunder has occurred, in Dallas County, Texas or in the jurisdiction where Seller or Owners then resides and Seller and Owners hereby consent to such action, if any, being brought in such jurisdictions.

3. Enforcement Costs. If Buyer is required to institute any legal action or other proceeding for the enforcement of this Agreement, Buyer shall be entitled to recover reasonable attorneys' fees, court costs and all expenses of litigation incurred in that action or proceeding to the extent Buyer was the prevailing party in respect thereof, in addition to any other relief to which Buyer may be entitled.

4. Waiver. Neither the failure of any party hereto at any time to require performance of any provisions hereof nor the waiver of any breach hereof shall in any manner affect the right to subsequently
enforce the same.   No waiver by any party hereto of any condition, or
of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein contained.

5. Entire Agreement. This Agreement (together with the other agreements and documents referred to herein) constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof. No amendment or modification of the terms of this Agreement shall be binding or effective unless expressed in writing and signed by each party.
6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflicts of law. The parties to this Agreement agree that any legal suit, action or proceeding arising out of or relating in any way to this Agreement, including but not limited to issues of specific performance and indemnity, may be instituted in the United States District Court for the Northern District of Texas, United States of America, and each party waives any objection whatsoever which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding in the United State District Court for the Northern District of Texas, and irrevocably submits to the jurisdiction of the United States District Court for the Northern District of Texas in any such suit, action or proceeding.

7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9. Captions; Definitions. The titles or captions of sections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof. The parties agree to all definitions in the statement of parties to this Agreement and in the other introductory language to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SELLER:                    BUYER:

MCBIZ CORPORATION          SHOWBIZ PIZZA TIME, INC.

By:                        By
Title:                     Title:

OWNER:                     OWNER:

OWNER:                     OWNER:

OWNER:                     OWNER: